Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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GENERAL MOTORS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GENERAL MOTORS CORPORATION Notice of Annual Meeting

Dear Stockholder:

      You are invited to attend the annual meeting of stockholders of General Motors Corporation (“GM” or “General Motors” or the “Corporation” or “we”). It will be held at 9 a.m. local time on Tuesday, June 5, 2007, at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware. At the meeting, stockholders will vote on the following matters:

• The election of directors for the next year;

• The ratification of the selection of independent public accountants for the next year;

• The approval of the 2007 Annual Incentive Plan;

• The approval of the 2007 Long-Term Incentive Plan; and

• Ten stockholder proposals, if they are properly presented at the meeting.

      If you were a holder of record of GM Common Stock, $1 2/3 par value (“Common Stock”), at the close of business on April 9, 2007, the record date for the annual meeting, you will be entitled to vote at the meeting. Please read the General Information section beginning on page   for further details. A list of stockholders entitled to vote at the meeting will be available for examination, for a purpose that is germane to the meeting, at General Motors Corporation, Renaissance Center, Detroit, Michigan, for ten business days before the annual meeting between 9 a.m. and 5 p.m., and at the Hotel du Pont during the meeting.

      The annual meeting will include a report on the state of the business, and then focus on electing directors and voting on the selection of independent public accountants, the 2007 Annual Incentive Plan, the 2007 Long-Term Incentive Plan, and stockholder proposals, and related discussion. After that, we will provide time for business-related questions and comments. If you plan to attend the meeting, please see the instructions on page  . A map and directions are on the back cover of this proxy statement and on the admission ticket attached to your proxy card.

      In addition to the annual meeting, GM holds regional stockholder forums. Forums provide an opportunity for you to learn about General Motors and discuss related issues with GM management. Invitations will be mailed to stockholders who live in the vicinity of these meetings.

      Your vote is important. Please read the attached proxy statement carefully and submit your proxy as soon as possible. You have a choice of submitting your proxy via the Internet, by telephone, or by completing and mailing the enclosed proxy card.

Sincerely,

Nancy E. Polis Secretary	G. Richard Wagoner, Jr. Chairman & Chief Executive Officer

Table of Contents

Notice of Annual Meeting	Cover
General Information
Stockholders Entitled to Vote
Voting
Voting of Stock Plans for Employees
Submission of Stockholder Proposals
Attending the Annual Meeting
Householding of Annual Meeting Materials
Electronic Delivery of Annual Meeting Materials
Materials for Beneficial Owners
Expenses of Solicitation
Communicating with GM
GM Corporate Governance
Corporate Governance Guidelines
Selection of Nominees for Election to the Board
Directors
Size of the Board
Voting Standards for the Election of Directors
Director Independence
Presiding Director
Executive Sessions
Stockholder Communication to the Presiding Director or Non-Management Directors
Ethics and Conflicts of Interest
Confidentiality
Director Orientation and Continuing Education
Access to Outside Advisors
Committees of the Board of Directors
Compensation Plan for Non-Employee Directors
Director Stock Ownership Guidelines and Holding Requirement
Item No. 1—Nomination and Election of Directors
Information about Nominees for Director
Security Ownership of Directors, Named Executive Officers, and Certain Others
Certain Relationships and Related Transactions
Executive Compensation
Audit Committee Report
Fees Paid to Auditor
Item No. 2—Ratification of the Selection of Deloitte & Touche for the Year 2007
Item No. 3—Approval of the 2007 Annual Incentive Plan
Item No. 4—Approval of the 2007 Long-Term Incentive Plan
Item No. 5—Stockholder Proposal Regarding Disclosure of Political Contributions
Item No. 6—Stockholder Proposal Regarding Limit on Directorships of GM Board Members
Item No. 7—Stockholder Proposal Regarding Greenhouse Gas Emissions
Item No. 8—Stockholder Proposal Regarding Cumulative Voting
Item No. 9—Stockholder Proposal Regarding Stockholder Approval of a “Poison Pill”
Item No. 10—Stockholder Proposal Regarding Special Stockholder Meetings
Item No. 11—Stockholder Proposal Regarding Performance-Based Equity Compensation
Item No. 12—Stockholder Proposal Regarding Recouping Unearned Incentive Bonuses
Item No. 13—Stockholder Proposal Regarding Optimum Board Size
Item No. 14—Stockholder Proposal Regarding Simple Majority Vote
Other Matters
Glossary of Terms
Exhibit A—Text of the Audit Committee Charter	A-1
Exhibit B—Text of the General Motors Corporation 2007 Annual Incentive Plan	B-1
Exhibit C—Text of the General Motors Corporation 2007 Long-Term Incentive Plan	C-1

GENERAL MOTORS CORPORATION
300 Renaissance Center, P.O. Box 300, Detroit, Michigan 48265-3000

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 5, 2007

      This proxy statement is provided in connection with the solicitation of proxies, by order of the Board of Directors (the “Board” or the “Board of Directors”) of General Motors, to be used at the 2007 annual meeting of stockholders of the Corporation. The enclosed proxy card represents your holdings of Common Stock in the registered account name shown. We expect this proxy statement and the enclosed proxy card will be mailed, or will be available through the Internet for those stockholders receiving their proxy materials electronically, on or after                      , 2007, to each stockholder entitled to vote at the annual meeting.

      In addition to this proxy statement and the proxy card, the GM 2006 Annual Report is provided in this package.

      Please refer to the Glossary of Terms on page     for definitions of capitalized or abbreviated terms used in this proxy statement.

General Information

Stockholders Entitled to Vote

      The Board of Directors designated April 9, 2007, as the record date for determining stockholders entitled to vote at the annual meeting. On that date, the Corporation had       shares of Common Stock outstanding and entitled to vote. Each share of Common Stock entitles the holder to one vote.

Voting

      When you timely submit your proxy in the proper form, your shares will be voted according to your instructions. You may give instructions to grant or withhold authority to vote for the election of all the Board of Directors’ nominees, or any individual nominee, and to vote for or against, or abstain from voting upon, each of the other matters submitted for voting.

      If you are a stockholder of record (that is, you own shares in your name in an account with GM’s stock transfer agent, Computershare Trust Company, N.A. (“Computershare”)), you can vote in any one of the following three ways:

• By Internet: Go to the Web site, www.investorvote.com/gm, as shown on your proxy card, and follow the instructions. Internet voting is available 24 hours a day, seven days a week, through the end of the annual meeting on June 5, 2007.

• By Telephone: Call the toll-free number, 800-652-8683, as shown on your proxy card. If you are outside the United States, Canada, or Puerto Rico, call 781-575-2300. Please follow the instructions on your proxy card and the voice prompts on the telephone. Telephone voting is available 24 hours a day, seven days a week, through the end of the annual meeting on June 5, 2007.

• By Mail: Mark your vote, sign your name exactly as it appears on your proxy card, date your proxy card, and return it in the enclosed envelope so that it is received by the date of the annual meeting. If you receive more than one proxy card (which means you have shares in more than one account), you must mark, sign, and date each proxy card, or alternatively vote all these shares through the Internet or by telephone. If you sign and return your proxy card and do not specify a choice, your shares will be voted as the Board of Directors has recommended, as indicated in this proxy statement.

      After you have signed and returned the enclosed proxy card or voted through the Internet or by telephone, you may revoke your proxy at any time until it is voted at the annual meeting. You may do this by voting subsequently by Internet, telephone, or proxy card, by sending a written notice of revocation to the Secretary of the Corporation, or by voting in person at the annual meeting.

      By giving your proxy by Internet, telephone, or mail, you will authorize the Proxy Committee to vote your shares of Common Stock as you direct and as they determine on any proposals that General Motors does not know about now but that may be presented properly at the meeting. The Proxy Committee is composed of the following executive officers of the Corporation: G. Richard Wagoner, Jr.; Frederick A. Henderson; and Robert A. Lutz, each of whom is authorized to act on behalf of the Committee.

      If your shares are held by a broker, bank, or other nominee, please use the instructions they provide for voting your shares. If you want to vote those shares in person at the annual meeting, you must bring a signed proxy from the broker, bank, or other nominee giving you the right to vote the shares. Revocation of proxies for shares held through a broker, bank, or other nominee must be made through the appropriate nominee in accordance with its instructions.

      As a matter of policy, GM believes your vote should be private. Therefore, we use an independent third party to receive, inspect, count, and tabulate proxies. Representatives of the independent third party also act as judges at the annual meeting.

      The presence, in person or by proxy, of holders of one-third of the outstanding shares of Common Stock entitled to vote at the annual meeting is considered a quorum for the transaction of business. Under the Bylaws of General Motors as amended in 2006, directors are elected by a majority in uncontested elections and by plurality in contested elections. A contested election is one in which the number of nominees exceeds the number of directors to be elected.

      In an uncontested election, nominees will be elected directors if they receive a majority of the votes cast (i.e., the number of shares voted “for” a director must exceed the number of votes cast “against” that director, without counting abstentions).

      In a contested election, the nominees who receive a plurality of the votes cast (i.e., more votes in favor of their election than other nominees) will be elected directors. For example, GM stockholders will elect 11 directors at the annual meeting, so that under plurality voting the 11 nominees who receive the most votes would be elected.

      For the election of directors at GM’s 2007 Annual Meeting, we believe, based on stockholder notices we have received, it is likely there will be more nominees than the number of directors to be elected, and therefore, plurality voting will govern.

      Each proposal in this proxy statement aside from the election of directors will be approved if it receives a majority of the votes present, either in person or by proxy, and entitled to vote at the meeting. If you submit your proxy or attend the meeting but choose to abstain from voting on any proposal, you will be considered present at the meeting and not voting in favor of the proposal. Since Item Nos. 2-14 will pass only if they receive favorable votes from a majority of votes present and entitled to vote at the meeting, the fact that you abstain and do not vote in favor of a proposal will have the same effect as if you had voted against the proposal. In contrast, a “broker non-vote” is deemed not entitled to vote at the meeting with regard to that proposal so that it does not have any effect on the outcome of a vote. Under New York Stock Exchange (“NYSE”) rules, if your shares are held by a broker, bank, or other nominee, your shares may be voted by such nominee on Item Nos. 1 and 2, even if you do not provide voting instructions, because they involve matters that are considered routine. Your broker, bank, or other nominee may not vote on Item Nos. 3-14 if you do not provide instructions, because they involve matters that are considered non-routine.

Voting of Stock Plans for Employees

      Your proxy card will serve to instruct the trustees, plan committees, or independent fiduciaries how to vote your shares in the following employee stock plans:

• General Motors Savings-Stock Purchase Program for Salaried Employees in the United States (the “S-SPP”)

• General Motors Personal Savings Plan for Hourly-Rate Employees in the United States (the “PSP”)

• General Motors Canadian Savings-Stock Program for Salaried Employees (the “Canadian Plan”)

• General Motors of Canada Limited Group RRSP and Savings Plan for Hourly Employees (the “RRSP”)

• Fidelity Investments Canada Limited Next StepTM — Personal Retirement Group (the “FICL-PRG”)

• GMAC Insurance Personal Lines — Retirement Savings Plan (the “GMAC Insurance Plan”)

      If you do not provide instructions on how to vote your shares held in the S-SPP, those shares will be voted at the discretion of the plan’s trustee. If you do not provide instructions on how to vote your shares held in the PSP, the Canadian Plan, the RRSP, the FICL-PRG, or the GMAC Insurance Plan, your shares will not be voted. To allow sufficient time for the trustees, plan committees, or independent fiduciaries to vote your shares, they must receive your voting instructions by 6 p.m. Eastern time, May 31, 2007.

Submission of Stockholder Proposals

      At the annual meeting each year, the Board of Directors asks stockholders to vote on its nominees for election as directors. In addition, at each annual meeting the stockholders ratify or reject the independent public accountants selected by the Audit Committee. The Board of Directors also may submit other matters for stockholder approval at the annual meeting. In addition to these matters presented by the Board of Directors, you will be asked to vote on one or more stockholder proposals, if they are properly presented at the meeting.

      The deadline for stockholders to submit a proposal for inclusion in the Corporation’s proxy statement for the 2008 annual meeting is                    , 2007. Any proposals intended to be included in the proxy statement for the 2008 annual meeting must be received by the Corporation on or before that date. Please send proposals to the Secretary of the Corporation at the address given in “Communicating with GM” on page  .

Attending the Annual Meeting

      If you plan to attend the annual meeting, please detach and retain the admission ticket attached to your proxy card. As space is limited, you may bring only one guest to the meeting. If you hold your stock through a broker, bank, or other nominee, please bring evidence to the meeting that you owned Common Stock as of the record date, and we will provide you with an admission ticket. If you receive your annual meeting materials electronically and wish to attend the meeting, please follow the instructions provided on-line for attendance. A form of government-issued photograph identification will be required to enter the meeting. To permit as many stockholders as possible to participate, only stockholders or their valid proxy holders may speak at the meeting. Large bags, packages, briefcases, cameras, recording equipment, and other electronic devices will not be permitted in the meeting, and attendees will be subject to security inspections. A map with driving directions appears on the back cover of this proxy statement and on the admission ticket.

Householding of Annual Meeting Materials

      The U.S. Securities and Exchange Commission (the “SEC”) permits publicly held corporations to send a single copy of their annual report and proxy statement to any household at which two or more stockholders reside if it appears such stockholders are members of the same family. Each stockholder will continue to receive a separate proxy card. This procedure, referred to as householding, is intended to reduce the volume of duplicate information stockholders receive and also to reduce expenses for corporations. General Motors has instituted this procedure for all stockholders of record.

      If one set of these documents was sent to your household for the use of all GM stockholders in your household, and one or more of you would prefer to receive your own set, please contact our stock transfer agent, Computershare, by telephone at 800-331-9922 (if calling from outside the United States, Canada, or Puerto Rico, call 781-575-3990), or by mail at P.O. Box 43078, Providence, RI 02940-3078.

      If a broker, bank, or other nominee holds your GM shares, please contact your broker, bank, or other nominee directly if you have questions about delivery of materials, require additional copies of the proxy statement or annual report, or wish to receive multiple copies of reports by stating that you do not consent to householding.

Electronic Delivery of Annual Meeting Materials

      You can save the Corporation postage and printing expenses by consenting to receive your GM annual report and proxy materials via the Internet. At your request, you will receive an e-mail notification when these documents are available electronically through the Internet. Stockholders of record (those who own shares in their own name in an account with Computershare) may sign up for this service at www.computershare.com/gm. Beneficial stockholders (those who own shares through a broker, bank, or other nominee) may sign up at www.icsdelivery.com/gm if their broker, bank, or other nominee is among the majority that participate in electronic delivery.

Materials for Beneficial Owners

      Brokers, dealers, banks, voting trustees, and other nominees who want a supply of the Corporation’s proxy soliciting materials to send to beneficial owners should write to Morrow & Co., Inc., Attn: GM Fulfillment, 470 West Avenue, 3rd Floor, Stamford, CT 06902.

Expenses of Solicitation

      The Corporation will pay the cost of the solicitation of proxies for the 2007 annual meeting. General Motors will solicit proxies by mail and electronic means, and the directors, officers, and employees of GM may also solicit proxies. The Corporation’s current plan for soliciting by GM personnel calls for a small number of executives and one or more managers in the Global Compensation group to contact some institutional stockholders in person and by telephone to support the Board’s nominees, provide information about management proposals, and discuss the Board’s recommendation to vote against certain stockholder proposals. This assignment is not expected to take a significant share of executive time, and these individuals will not receive any additional compensation for such services. In addition, GM has retained Morrow & Co., Inc. (“Morrow”) to assist in soliciting proxies as necessary for a fee of up to $50,000 based on services provided, plus reasonable out-of-pocket expenses. GM currently anticipates that it may request Morrow to contact institutional stockholders to remind them to vote their shares, as necessary to obtain a quorum or as otherwise desired.

      The Corporation will reimburse brokers, banks, and other nominees for their expenses in forwarding proxy materials to beneficial owners.

Communicating with GM

      To obtain a copy of the following documents, write to the Secretary of the Corporation at General Motors Corporation, Mail Code 482-C38-B71, 300 Renaissance Center, P.O. Box 300, Detroit, MI 48265-3000, or consult GM’s Web site at http://investor.gm.com, under “Corporate Governance.”

• Restated Certificate of Incorporation

• Bylaws

• Corporate Governance Guidelines

• Board Committee Charters

• Winning With Integrity: Our Values and Guidelines for Employee Conduct

• Executive Officer Severance Policy

• Incentive Compensation Recoupment Policy

• Policy on Stockholder Rights Plan

• Policy on Political Contributions and Expenditures

• Other Board policies that may be adopted from time to time

      To write the Secretary, the Board of Directors, or the Audit Committee, send your correspondence to the Secretary of the Corporation by mail to the address above or by fax to 313-667-3166.

GM Corporate Governance

Corporate Governance Guidelines

      The Board believes that a strong commitment to maintaining best practices in GM’s corporate governance enhances the Board’s ability to optimize long-term stockholder value. To that end, the Board maintains corporate governance guidelines and related policies that it believes enable it to most effectively discharge its responsibility to provide oversight and direction to the conduct of the Corporation’s business.

      These corporate governance guidelines and policies, which are adopted by the Board with periodic recommendations from the Directors and Corporate Governance Committee, cover, among other things:

• Board membership criteria and a process for the selection of new directors

• Requirement that each incumbent director submit a written irrevocable resignation when nominated for re-election, which would become effective if, in an uncontested election, the director fails to receive a majority of the votes cast, excluding abstentions, and the Board accepts that resignation

• Orientation for new directors and continuing education for all directors

• Requirement that a substantial majority of directors be independent

• Limitation on the number of outside board memberships that can be held by any director

• Mandatory retirement for directors at age 72

• Prohibition against personal loans from the Corporation and its subsidiaries to directors and executive officers that would violate the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”)

• Requirement that non-management directors own stock and/or deferred Restricted Stock Units (“RSU”) equal in value to five times their annual retainer

• Requirements for regular and special executive sessions of the Board

• Role and responsibilities of the presiding director

• Access by the Board and each of its Committees to independent advisors at the Corporation’s expense

• Participation by all the directors in annual self-evaluations of the Board and each of its Committees

• Directors’ obligations to comply with the Corporation’s policies regarding ethics and conflicts of interest

• Confidentiality of Board materials, deliberations, and actions

• Directors’ unrestricted access to GM management

• Annual evaluation of the Chairman and Chief Executive Officer (“CEO”) by the Board

• Board process for overseeing succession planning for management

      The Directors and Corporate Governance Committee regularly reviews information concerning the corporate governance guidelines and related policies adopted by other major public corporations as well as the views of various groups active in the field of corporate governance regarding such guidelines and policies. This benchmark information is provided to assist in the review and updating of GM’s guidelines and policies. The Committee also oversees the Corporation’s ongoing compliance with the rules and regulations of corporate regulators and overseers such as the SEC and NYSE. To obtain a copy of GM’s Corporate Governance Guidelines, see “Communicating with GM” on page  .

Selection of Nominees for Election to the Board

      The Directors and Corporate Governance Committee is responsible for identifying potential candidates for Board membership and making its recommendations to the full Board. In assessing potential candidates, the Committee seeks to consider individuals with a broad range of business experience and diverse backgrounds. The selection of qualified directors is complex and crucial to our long-term success. Potential candidates for election to the Board are evaluated based upon criteria such as:

• The nature and depth of their experience in business, government, non-profit organizations, and whether they are likely to be able to make a meaningful and constructive contribution to the Board’s discussion and decision making concerning the broad array of complex issues facing the Corporation;

• Their demonstrated commitment to the highest ethical standards and the values of the Corporation;

• Their special skills, judgment, expertise, and experience that would complement or expand that of the existing directors in monitoring the strategic direction of the Corporation;

• Their ability to take into account and balance the legitimate interests and concerns of all our stockholders and other stakeholders effectively, consistently, and appropriately in reaching decisions; and

• Their global business and social perspective, personal integrity, and sound judgment.

      In addition, directors must have time available to devote to Board activities and to enhance their knowledge of General Motors and the global automotive industry. To assist in the identification and evaluation of qualified director candidates, the Committee, on occasion, has engaged search firms that specialize in providing services for the identification and evaluation of candidates for election to corporate boards.

      The Directors and Corporate Governance Committee will consider persons recommended by stockholders for election to the Board. To recommend an individual for Board membership, write to the Secretary of the Corporation at the address given on page   in “Communicating with GM.” The Committee uses the same criteria for evaluating candidates proposed by stockholders, members of the Board, and members of our senior management. In particular, the Committee will review the qualifications and background of each recommended candidate in light of the selection criteria listed above and will communicate its decision to the candidate or the person who makes the recommendation.

      If you intend to nominate a candidate for director at the annual meeting or to introduce any other matter (aside from a stockholder proposal under Rule 14a-8 of the SEC’s proxy rules, which is discussed on page  ), you must give the Corporation written notice, as required in Section 1.11 of GM’s Bylaws. The Secretary must receive such notice not more than 180 days and not less than 120 days before the date of the annual meeting. For the 2008 annual meeting, such notice must be received between December 6, 2007, and February 4, 2008.

      If the number of candidates nominated is greater than the number of directors to be elected, GM’s Bylaws provide that the election will be determined by plurality voting rather than majority voting.

Directors

      Each year, prior to the annual meeting of stockholders of the Corporation, the Directors and Corporate Governance Committee recommends the individuals it believes should be nominated to serve on the Board for the next year, consistent with the Corporation’s Bylaws, Corporate Governance Guidelines, and related policies. If the Board approves, information about these nominees is included in the proxy statement that GM distributes to its stockholders before the annual meeting to solicit their proxies. If all the Board’s nominees are elected at the 2007 annual meeting, the Board will be composed of a substantial majority of independent directors, because all directors would be independent, except for Mr. Wagoner, Chairman and CEO of the Corporation. To qualify as independent under the Bylaws, a director must satisfy all the independence standards established by the SEC and by the NYSE.

      The Board of Directors is currently composed of 11 members. In 2006, the full Board held a total of 17 meetings and average attendance at Board and Committee meetings was 94 percent. Each director attended more than 75 percent of the aggregate of all meetings of the Board of Directors and the Committees on which he or she served during 2006. Directors are expected to attend our annual meeting of stockholders, which is held in conjunction with a regularly scheduled Board meeting. In 2006, 12 directors — all of the current members of the Board and a director who resigned in October 2006 — attended the annual meeting of stockholders.

Size of the Board

      The Board of Directors currently has 11 members. The Bylaws state that the number of directors is determined by resolution of the Board, provided that the Board cannot establish a number of directors outside the range of 3 to 17 without first obtaining stockholder consent. The Board’s size is reassessed at least annually by the Directors and Corporate Governance Committee to determine if a different number would be more effective. If any nominee is unable to serve as a director or if any directors leave the Board between annual meetings of stockholders, the Board, by resolution, may reduce the number of directors or elect individuals to fill the vacancies.

Voting Standards for the Election of Directors

      In October 2006, the Board amended GM’s Bylaws and corporate governance policies to provide that, in uncontested elections (i.e., those where the number of nominees is the same as the number of directors to be elected), directors are elected by a majority of the votes cast. The Bylaws further provide that before any incumbent director may be nominated by the Board for re-election to the Board, he or she must submit a written irrevocable resignation, which would become effective if (i) the director does not receive more than 50 percent of the votes cast, and (ii) the Board accepts that resignation in accordance with policies and procedures adopted by the Board for such purposes. In contested elections, the plurality voting standard governs the election of directors. Under the plurality standard, the number of persons equal to the number of vacancies to be filled who receive more votes than other nominees are elected to the Board, regardless of whether they receive a majority of votes cast.

      Within 90 days after receipt of the certified final vote for the election of directors in which one or more incumbent directors did not receive a majority of the votes cast, the Directors and Corporate Governance Committee and the Board will consider his or her tendered resignation in light of the best interests of GM and its stockholders. In determining whether to accept or reject the resignation, or whether other action should be taken to select a substitute to serve as a director in place of an unsuccessful incumbent, the Committee and the Board may consider any factors they determine appropriate and relevant, but, in any event, will accept the resignation of an unsuccessful incumbent absent a compelling reason to reject the resignation. Compelling reasons for rejecting a resignation might include, among other things:

• Alternatives for addressing or resolving the stated or apparent reasons for the votes against the director;

• Whether the loss of the director would: 1) eliminate a financial expert from the Audit Committee; 2) cause the Board to have less than a majority of independent directors; 3) cause GM to fail to satisfy the listing requirements of the NYSE; 4) result in a default or breach under any loan covenants; or 5) trigger a significant payment under an executive employment contract or other contract.

      While the Directors and Corporate Governance Committee is considering whether to recommend that the Board accept a director’s resignation under the circumstances described above, and while the Board itself is deliberating and acting upon the recommendation of that Committee, the Board expects an unsuccessful incumbent to voluntarily recuse himself or herself from participation in those discussions and decisions, except in limited circumstances.

      Within four business days following acceptance or rejection of the resignation, following the process described above, the Corporation will file a report with the SEC on Form 8-K setting forth its decision and a reasonably detailed explanation of the rationale relied upon by the Board in making that decision.

      If all incumbent directors who are Board nominees fail to receive a vote of at least 50 percent of the votes cast in an election of directors at an annual or special meeting of stockholders (or solicitation of written consent of stockholders) in which the majority voting standard applies, the incumbent Board will nominate a new slate of directors and call and hold a special meeting within 180 days after the certification of the stockholder vote for the purpose of electing a Board of Directors. In such circumstances, the incumbent Board will continue to serve until new directors are elected and qualified by the special election.

Director Independence

      The Directors and Corporate Governance Committee assesses the independence of each director and individual nominated for election to the Board and makes recommendations to the Board as to his or her independence using the criteria in the Board’s Corporate Governance Guidelines. The Corporate Governance Guidelines (which incorporate by reference the criteria of the SEC and NYSE) provide that an independent director of the Corporation must satisfy all of the following criteria:

• During the past three years, the Corporation has not employed the director and has not employed any of his or her immediate family members (except in a non-executive capacity).

• During the past three years, neither the director nor any of his or her immediate family members has received any direct compensation from the Corporation other than director fees or deferred compensation.

• Neither the director nor any of his or her immediate family members is currently employed by (or affiliated with) the Corporation’s auditors; and during the past three years, neither the director nor any of his or her immediate family members has been employed by (or affiliated with) the Corporation’s auditors and personally worked on the Corporation’s audit.

• During the past three years, neither the director nor any of his or her immediate family members has been part of an “interlocking directorate” in which an executive officer of the Corporation serves on the compensation (or equivalent) committee of another company that employs the director.

• During the past three years, neither the director nor any of his or her immediate family members has been employed (except in a non-executive capacity) by a significant supplier or customer of the Corporation or any affiliate of such supplier or customer. For the purposes of this standard, a supplier or customer is considered significant if its sales to, or purchases from, the Corporation represent the greater of $1 million or 2 percent of the Corporation’s or the supplier’s or customer’s consolidated gross revenues.

      In addition to satisfying all of the foregoing requirements, a director or nominee may not be considered independent if he or she has, in the judgment of the Board, any other “material” relationship with the Corporation, other than serving as a director.

      Consistent with the standards described above, the Board has reviewed all relationships between the Corporation and the members of the Board and affirmatively has determined that all of the directors are independent other than Mr. Wagoner, according to GM’s Corporate Governance Guidelines based on the underlying standards of the SEC and the NYSE.

      The following chart lists the relationships that exist between GM and organizations affiliated with each non-employee member of the Board during 2006. (Some of these relationships are not reflected in the directors’ biographies below.) It also describes the basis for the Board’s determination that the director is independent because the relationships are not material.

Key to Chart:

A — For the years 2004, 2005, and 2006, sales and purchases between the organization affiliated with the director and GM (i) did not exceed the greater of $1 million or 2 percent of the organization’s consolidated annual gross revenues; and (ii) were not otherwise of an amount or nature to impede the exercise of the director’s independent judgment.

B — For the years 2004, 2005, and 2006, contributions by GM (including the GM Foundation) to the charitable organization (i) did not exceed the greater of $1 million or 2 percent of the charitable annual total revenues including contributions; and (ii) were not otherwise of an amount or nature to impede the exercise of the director’s independent judgment.

Director	Relationships Considered	Sales & Purchases (A)	Charitable Contributions (B)
Percy N. Barnevik	Member, The Business Council		X
	Member, Advisory Council at the Wharton School of Business Administration		X
Erskine B. Bowles	President, The University of North Carolina		X
	Director, Morgan Stanley	X
	Board Member, Juvenile Diabetes Research Foundation International		X
John H. Bryan	Director, BP p.l.c. (did not stand for re-election in 2007)	X
	Director, Goldman Sachs Group, Inc.	X
	Member, The Business Council		X
	Member, National Trust Council of the National Trust for Historic Preservation		X
	Life Trustee, University of Chicago		X
Armando M. Codina	Director, Florida East Coast Industries	X
	Director, AMR Corporation	X
	Director, Merrill Lynch & Co., Inc.	X
	Director BellSouth (term ended after merger with AT&T)	X
George M.C. Fisher	Director, Eli Lilly and Company	X
	Chairman, PanAmSat Corporation (resigned in 2006)		X
	Member, National Academy of Engineering		X
Karen Katen	Vice Chairman, Pfizer (retired 3/31/07)	X
	Board Member, Catalyst		X
	National Board of Trustees, American Cancer Society Foundation (resigned 2006)		X
	Trustee, University of Chicago and Council Member of the Graduate School of Business		X
Kent Kresa	Chairman Emeritus, Northrop Grumman Corporation	X
	Non-Executive Chairman, Avery Dennison Corporation	X
	Director, Fluor Corporation	X
	Chairman of the Board of Trustees of California Institute of Technology		X
	Member, Board of Overseers of the Keck School of Medicine of the University of Southern California		X
	Member, Advisory Board of the Massachusetts Institute of Technology Lincoln Laboratory		X

Director	Relationships Considered	Sales & Purchases (A)	Charitable Contributions (B)
Ellen J. Kullman	Executive Vice President, DuPont Safety & Protection; DuPont Coatings & Color Technologies; Marketing & Sales; Safety and Sustainability	X
	Member, Board of Overseers of the Tufts University School of Engineering		X
	Board Member, National Safety Council		X
Philip A. Laskawy	Director, Cap Gemini	X
	Chairman, Trustees, International Accounting Standards Committee Foundation		X
	Board Member, Alvin Ailey Dance Foundation, Inc.		X
E. Stanley O’Neal	Chairman & CEO, Merrill Lynch & Co., Inc.	X
Resigned 2/6/06	Member, The Business Roundtable		X
	Board Member, Memorial Sloan-Kettering Cancer Center		X
	Trustee, Center for Strategic and International Studies		X
Eckhard Pfeiffer	Member, Advisory Board, Deutsche Bank	X
Jerome B. York	Director, Apple Computer, Inc.	X
Resigned 10/6/06	Director, Tyco International Ltd.	X

      In each case, GM business or contribution to the entity associated with each director is not of such a magnitude to classify any of them as significant suppliers or customers of GM.

Presiding Director

      The Board of Directors annually elects the presiding director of the full Board. The presiding director is currently George M.C. Fisher, who also serves as the Chair of the Directors and Corporate Governance Committee. In addition to serving as the Chair of the executive sessions of the non-management directors, the presiding director is also responsible for advising the Chairman and CEO of decisions reached, and suggestions made, at all such executive sessions. Agendas for Board meetings are established by the Chairman with input from the Board and are reviewed and approved by the presiding director. The presiding director also reviews and approves matters such as the agenda for executive sessions, the information sent to the Board, and meeting schedules, including frequency and allocation of time within the agenda. Additional functions include: calling meetings of the non-management directors; serving as liaison between the Chairman and CEO and the non-management directors (although all non-management directors are encouraged to freely communicate with the Chairman and CEO at any time); assisting the Chairman and CEO in the recruitment and orientation of new directors; presiding at meetings of the Board when the Chairman is not present; and assuming such additional responsibilities as may be determined by the non-management directors. Finally, if requested by major stockholders, the presiding director is available for consultation and direct communication.

Executive Sessions

      The non-management directors meet in regularly scheduled executive sessions without management present at least three times each year and, in practice, much more frequently. In general, time is reserved following each regularly scheduled Board meeting should the non-management directors wish to meet in executive session. The non-management directors of the Board met in executive session nine times in 2006.

      During the course of these sessions, the non-management directors review CEO performance, compensation, and succession planning; future Board agendas and the flow of information to directors; the Board’s corporate governance matters; and any matters of importance to the Corporation or other issues raised by the independent directors.

Stockholder Communication to the Presiding Director or Non-Management Directors

      Stockholders wishing to communicate with the presiding director or with the non-management directors as a group may send a letter by regular or express mail addressed to the Secretary, General Motors Corporation, Mail Code 482-C38-B71, 300 Renaissance Center, P.O. Box 33118, Detroit, MI 48233-5118, Attention: Presiding Director or Non-Management Directors. All correspondence sent to that address will be delivered to those directors on a quarterly basis, unless management determines in an individual case that it should be sent more promptly. All correspondence to directors will be acknowledged by the Secretary and may also be forwarded within GM to the subject matter expert for review.

Ethics and Conflicts of Interest

      The Board expects all directors, as well as officers and employees, to act ethically at all times and to adhere to our policies set forth in “Winning With Integrity: Our Values and Guidelines for Employee Conduct.” These guidelines are available on the Internet at http://investor.gm.com. Stockholders and all others wishing to obtain a copy should refer to “Communicating with GM” on page  .

      The Board will not grant or permit any waiver of GM’s ethics policy for any director or executive officer. If an actual or potential conflict of interest arises for a director, the director is expected to promptly inform the Chairman and CEO and the presiding director. If a significant conflict exists that cannot be resolved, the director is expected to resign. All directors must recuse themselves from any discussion or decision affecting their business or personal interests.

Confidentiality

      Directors, like all employees, are required to maintain the confidentiality of information entrusted to them by GM or any other confidential information about GM that they receive from any source in their capacity as a director, except when disclosure is legally required or specifically authorized by the Board of Directors. Directors are expected to take all appropriate steps to minimize the risk of disclosure of confidential communications coming to them from GM as well as confidential discussions and decisions by or among directors and by or among the directors and management. All discussions occurring at Board or Committee meetings are deemed confidential, except to the extent that disclosure may be legally required. Directors may not use confidential information for their own personal benefit or for the benefit of persons or entities outside the Corporation or in violation of any law or regulation including insider trading laws and regulations. These responsibilities with regard to confidential information apply to directors during and after their service on the Board. For purposes of this guideline, “confidential information” is all non-public information relating to GM including, but not limited to, information that could be useful to competitors or otherwise harmful to GM’s interests or objectives if disclosed.

Director Orientation and Continuing Education

      The Board and management, on the recommendation of the Directors and Corporate Governance Committee, are responsible for providing an orientation for new directors and for periodically advising all directors on subjects that would assist them in discharging their duties. Each new director goes through a comprehensive orientation process to become familiar with GM’s business plans, financial matters, strategies, challenges, vision, core values and ethics, corporate governance practices, and other key policies and practices through a review of background material and meetings with senior management. In addition, directors have the opportunity to visit GM’s facilities and auto shows. All directors are encouraged to attend, at GM’s expense, director continuing education programs sponsored by educational and other institutions.

Access to Outside Advisors

      At its request, the Board as well as each Committee, can retain the services of outside advisors at the Corporation’s expense.

Committees of the Board of Directors

      In addition to being members of the Board, non-employee directors serve on one or more of its key Committees: Audit, Directors and Corporate Governance, Executive Compensation, Investment Funds, and Public Policy. Each Committee of the Board has adopted a written charter in compliance with the NYSE rules. See “Communicating with GM” on page   for information about obtaining each charter. The table below indicates the membership of each Committee:

Name	Audit	Directors and Corporate Governance	Executive Compensation	Investment Funds	Public Policy
Percy N. Barnevik		X			Chair
Erskine B. Bowles		X			X
John H. Bryan		X	Chair
Armando M. Codina			X	X
George M.C. Fisher (a)		Chair	X
Karen Katen		X	X
Kent Kresa (b)	X			Chair
Ellen J. Kullman	X			X
Philip A. Laskawy	Chair			X
Eckhard Pfeiffer	X			X

(a) Presiding director

(b) Mr. Kresa was appointed Chair of the Investment Funds Committee on February 6, 2006

      The Audit Committee met 22 times in 2006 and is composed entirely of independent directors. The function of the Committee is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to the financial reports and other financial information provided by GM to the stockholders and others; GM’s system of internal controls; GM’s compliance procedures for the employee code of ethics and standards of business conduct; and GM’s audit, accounting, and financial reporting processes. It is the judgment of the Board that all members of this Committee are financially literate, and that Philip A. Laskawy, the Audit Committee Chair, satisfies the standard for “audit committee financial expert” as defined by the SEC and has accounting or related financial management expertise as required by the NYSE. Currently, Mr. Laskawy serves on the audit committees of four public companies. The Board has determined, in light of Mr. Laskawy’s depth of knowledge and experience and time available as a retiree, that this simultaneous service does not impair his ability to function as a member and the Chair of the Audit Committee. On the contrary, the Board believes this experience on a number of audit committees enhances his contribution to GM’s Audit Committee. The Audit Committee’s Report appears on page    .

      The Directors and Corporate Governance Committee met six times in 2006 and is composed entirely of independent directors. The Committee gives direction and oversight to the identification and evaluation of potential Board candidates and ultimately recommends candidates to be nominated for election to the Board. It periodically conducts studies of the appropriate size, composition, and compensation of the Board. The Committee is also responsible for reviewing and proposing revisions to the Board’s Corporate Governance Guidelines, Bylaws, and Delegation of Authority; recommending memberships, rotation, and Chairs for all Committees of the Board; and contributing to the process of setting the agendas for the executive sessions of the Board of Directors.

      The Executive Compensation Committee met seven times in 2006. The Committee is composed entirely of independent directors. Its role is to ensure that the Corporation’s compensation policies and practices support the successful recruitment, development, and retention of executive talent. The Committee reviews and approves corporate goals and objectives related to compensation for the CEO and senior executives, including the senior leadership group of the Corporation. It also approves benefit and incentive compensation plans of the Corporation and its major subsidiaries that affect employees subject to its review. The members of the Committee are not eligible to participate in any of the compensation plans or programs it administers. More information about the Executive Compensation Committee and related topics is provided in the Compensation Discussion and Analysis beginning on page    . The Executive Compensation Committee Report also appears on page    .

      The Investment Funds Committee met three times in 2006 and is composed entirely of independent directors. The Committee is responsible for assisting the Board with its general oversight responsibility for certain investment funds of the Corporation and its subsidiaries, and serves as the named fiduciary of certain benefit plans of GM and a number of its subsidiaries covered by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

      The Public Policy Committee met three times in 2006 and is composed entirely of independent directors. The Committee fosters GM’s commitment to operate its business worldwide in a manner consistent with the rapidly changing demands of society. Topics reviewed by this Committee include GM’s strategies and plans in the areas of advanced technology, fuel economy, environmental and energy performance, research and development, automotive safety, diversity, health care, education, communications, employee health and safety, trade, and philanthropic activities. The Committee provides public policy guidance to management to support GM’s progress in growing the business globally within the framework of GM’s core values to ensure that GM is strongly positioned to compete today and into the future.

Compensation Plan for Non-Employee Directors

[To be included in Definitive Proxy Statement]

Director Stock Ownership Guidelines and Holding Requirement

      The Board has established a stock ownership guideline for non-employee directors to enhance the link between interests of GM’s directors and stockholders. Each non-employee director is required to own stock, share units, or other equity equivalents equal in value (as described below) to five times the value of his or her annual retainer within five years of joining the Board or the adoption of this ownership requirement in 2004. (Information about employee stock ownership guidelines is found on page    .) The Directors and Corporate Governance Committee may exercise its discretion in enforcing the guideline when the value of accumulated Common Stock or share units or the size of the required holding is unduly affected by the price of Common Stock or changes in director compensation. Once a director satisfies the minimum ownership requirement (now $1 million), he or she will remain qualified if he or she continues to own at least the same number of shares or units, regardless of changes in the market value of the stock. Ownership guidelines are reviewed each year to ensure they continue to be effective in aligning directors’ and stockholders’ interests. Compliance is measured by reference to a three-year average stock price to take into consideration the volatility of the stock market and the long-term holding requirement. In addition, the non-employee directors are also prohibited during their term of service from selling any Common Stock or other securities issued by GM, except for cashless exercise of stock options granted prior to 2003, when options were eliminated from director compensation.

Item No. 1
Nomination and Election of Directors

      If you sign and return the proxy card or vote by Internet or telephone, the Proxy Committee will vote your shares for all 11 nominees described in the following section, unless you vote for someone else or withhold authority to vote for one or more such nominees. Each director will serve until the next annual meeting of stockholders or until a successor is elected and qualified, or until earlier resignation, removal, or death. If any of the Board’s nominees for director become unavailable to serve before the annual meeting (which we do not anticipate), the Board may decrease the number of directors to be elected or designate substitute nominees for those vacancies.

      Pursuant to Section 1.11 of the Bylaws, GM has received notice from stockholders who previously nominated candidates that they intend to nominate their own candidates for election to the Board at the 2007 Annual Meeting. In 2006 one of these stockholders filed preliminary proxy material with the SEC but did not commence a public proxy solicitation. We believe based on the notices we have received that it is likely that the election of directors at the 2007 Annual Meeting will be contested by stockholder nominees, so that all directors would be elected under a plurality voting standard. Under the plurality standard, the number of persons equal to the number of vacancies to be filled who receive more votes than other nominees are the persons elected to the Board for the following year. The Board recommends that you vote your shares for the candidates nominated by the Board.

      Jerome B. York, Chief Executive Officer, Harwinton Capital Corporation and consultant to Tracinda Corporation, resigned from the Board effective October 6, 2006, and is not standing for reelection. He joined the Board in February 2006 and served on the Investment Funds and Public Policy Committees.

Information about Nominees for Director

      The following information about the business background of each person nominated by the Board has been furnished to the Corporation by the nominees for director.

Percy N. Barnevik                 Age 66              Joined GM Board 1996

Retired Chairman, AstraZeneca PLC, United Kingdom, since 2005, held office of Chairman (1999-2004); Honorary Chairman, Sandvik AB, Sweden, since 2002, held office of Chairman (1983-2002); Chairman, Investor AB, Sweden (1997-2002)

COMMITTEES — Public Policy (Chair), Directors and Corporate Governance

AFFILIATIONS — Member of The Business Council, the International Investment Council advising the South African government, the International Advisory Council of the Federation of Korean Industries, the Advisory Council of Centre for European Reform-UK, Advisory Councils at the Wharton School of Business Administration and at Humboldt University in Berlin, and the Academies of Engineering Sciences in Sweden and Finland; Foreign Honorary Member of the American Academy of Arts & Sciences; Honorary Member of the Royal Academy of Engineering, UK

Erskine B. Bowles                 Age 61              Joined GM Board 2005

President, The University of North Carolina, since January 2006; Chairman, Erskine Bowles & Co., LLC (2003-2005); Deputy Special Envoy for Tsunami Recovery, United Nations (2005); Senior Advisor, Carousel Capital, a private investment firm, since 2002

COMMITTEES — Directors and Corporate Governance, Public Policy

DIRECTORSHIPS — Cousins Properties Incorporated, Morgan Stanley, North Carolina Mutual Life Insurance Company

AFFILIATIONS — Member of the Boards of Chancellors of Columbia University Graduate School of Business and Juvenile Diabetes Research Foundation International

John H. Bryan                        Age 70              Joined GM Board 1993

Retired Chairman and Chief Executive Officer, Sara Lee Corporation, Chicago, Illinois, since 2001

COMMITTEES — Executive Compensation (Chair), Directors and Corporate Governance

DIRECTORSHIPS — The Goldman Sachs Group, Inc.

AFFILIATIONS — Member of The Business Council and the National Trust Council of the National Trust for Historic Preservation; Life Trustee of The Art Institute of Chicago, the University of Chicago, and Rush University Medical Center; Chairman of the Board of Millennium Park, Inc.

Armando M. Codina            Age 60              Joined GM Board 2002

President and Chief Executive Officer, Flagler Development Group, Inc., the commercial real estate subsidiary of Florida East Coast Industries, a holding company engaged in real estate and railroad businesses in Florida, since April 2006; Chairman and Chief Executive Officer, Codina Group, Inc., a full-service commercial real estate firm based in Coral Gables, Florida (1979-2006)

COMMITTEES — Executive Compensation, Investment Funds

DIRECTORSHIPS — AMR Corporation, Burger King Corporation, Florida East Coast Industries, Merrill Lynch & Co., Inc.

AFFILIATIONS — Chairman Emeritus of the Board of Trustees of Florida International University

George M.C. Fisher             Age 66              Joined GM Board 1996

Retired Chairman and Chief Executive Officer, Eastman Kodak Company, Rochester, New York, since 2001

COMMITTEES — Directors and Corporate Governance (Chair), Executive Compensation

DIRECTORSHIPS — Eli Lilly and Company

AFFILIATIONS — Member of the International Academy of Astronautics, the National Academy of Engineering, and the American Academy of Arts & Sciences; Senior Advisor for Kohlberg Kravis Roberts & Co.

Karen Katen                          Age 57              Joined GM Board 1997

Chairman, Pfizer Foundation, New York, New York, since 2006; Retired Vice Chairman, Pfizer Inc, New York, New York, and Retired President, Pfizer Human Health, since March 31, 2007; held offices of Vice Chairman, Pfizer Inc and President, Pfizer Human Health (2005-2007); President, Pfizer Global Pharmaceuticals and Executive Vice President, Pfizer Inc (2001-2005); President, Pfizer U.S. Pharmaceuticals Group (1995-2002)

COMMITTEES — Directors and Corporate Governance, Executive Compensation

DIRECTORSHIPS — Harris Corporation

AFFILIATIONS — Member of the Board of Directors of Catalyst, the Board of Directors of the National Alliance for Hispanic Health, the RAND Corporation’s Health Board of Advisors, and the Economic Club of New York’s Board of Trustees; Trustee of the University of Chicago and Council Member of the Graduate School of Business; Outgoing Chairman, U.S.-Japan Business Council

Kent Kresa                             Age 69              Joined GM Board 2003

Chairman Emeritus, Northrop Grumman Corporation, Los Angeles, California, since 2003; held offices of Chairman and Chief Executive Officer (1990-2003)

COMMITTEES — Investment Funds (Chair), Audit

DIRECTORSHIPS — Chairman, Avery Dennison Corporation; Fluor Corporation; MannKind Corporation

AFFILIATIONS — Chairman of the Board of Trustees of California Institute of Technology; Member of the Boards of Directors of the W.M. Keck Foundation, The Broad Foundation, and Performing Arts Center of Los Angeles County Foundation, the Board of Overseers of the Keck School of Medicine of the University of Southern California, the Board of Visitors of the UCLA Anderson School of Management, the Advisory Board of the Massachusetts Institute of Technology Lincoln Laboratory, and the Board of Trustees of the Haynes Foundation

Ellen J. Kullman                    Age 51              Joined GM Board 2004

Executive Vice President, DuPont Safety & Protection; DuPont Coatings & Color Technologies; Marketing & Sales; Safety and Sustainability, E.I. du Pont de Nemours and Company, Wilmington, Delaware, since June 2006; held offices of Group Vice President, Safety & Protection (2002-2006), and Group Vice President and General Manager (2000-2002)

COMMITTEES — Audit, Investment Funds

AFFILIATIONS — Member of the Board of Trustees of Tufts University, the Board of Overseers of the Tufts University School of Engineering, the Board of Directors of the National Safety Council, and The Committee of 200

Philip A. Laskawy                 Age 66              Joined GM Board 2003

Retired Chairman and Chief Executive Officer, Ernst & Young, New York, New York, since 2001

COMMITTEES — Audit (Chair), Investment Funds

DIRECTORSHIPS — Henry Schein, Inc., Loews Corporation, The Progressive Corporation

AFFILIATIONS — Chairman of the Trustees of the International Accounting Standards Committee Foundation

Eckhard Pfeiffer                    Age 65              Joined GM Board 1996

Retired President and Chief Executive Officer, Compaq Computer Corporation, Houston, Texas, since 1999

COMMITTEES — Audit, Investment Funds

AFFILIATIONS — Member of the Advisory Board of Deutsche Bank

G. Richard Wagoner, Jr.       Age 54              Joined GM Board 1998

Chairman and Chief Executive Officer, General Motors Corporation, since 2003; held offices of President and Chief Executive Officer (2000-2003); joined General Motors Corporation in 1977

DIRECTORSHIPS — GMAC LLC, a global financial services company

AFFILIATIONS — Member of The Business Council and The Business Roundtable, the Board of Directors of Catalyst, and the Boards of Trustees of Duke University and Detroit Country Day School

SECURITY OWNERSHIP OF DIRECTORS, NAMED EXECUTIVE OFFICERS,
AND CERTAIN OTHERS

      The beneficial ownership as of February 28, 2007, of Common Stock for each director, each Named Executive Officer, and all directors and officers as a group is shown in the following tables. The shares listed below do not include Common Stock held by the pension or profit sharing plans of any other corporation or other entity, or of any endowment funds of an educational or charitable institution of which a director or executive may serve as director or trustee. Each of the individuals listed below, as well as all the directors and officers as a group, owns less than one percent of the outstanding shares of Common Stock. This information has been furnished to the Corporation by the persons named. None of the shares shown in the following tables as beneficially owned by directors and executive officers has been pledged as security for any obligation.

Directors

	Shares Beneficially Owned	Deferred Share Units (a)	Stock Options (b)
P. N. Barnevik	9,628	25,800	3,000
E. B. Bowles	1,000	8,517	0
J. H. Bryan	6,603	34,344	10,436
A. M. Codina	2,000	25,781	3,000
G. M.C. Fisher	4,752	27,693	7,606
K. Katen	6,000	33,034	8,141
K. Kresa	8,200	18,639	0
E. J. Kullman	1,000	9,898	0
P. A. Laskawy	2,000	17,093	0
E. Pfeiffer	4,512	32,125	10,436

(a) Deferred Share Units — Represents the unit equivalents of Common Stock for retainer fees deferred into the Compensation Plan for Non-Employee Directors. For more information about this plan, please refer to the section on Director Compensation on pages    .

(b) Number of shares that may be acquired through the exercise of stock options within 60 days of February 28, 2007. Directors no longer receive stock options; the last grant was in 2002.

Named Executive Officers and
All Directors and Executive Officers as a Group

	Shares Beneficially Owned (a)	Deferred Stock Units (b)	Stock Options (c)
G. L. Cowger	51,175	3,532	384,579
J. M. Devine	66,742	159,759	1,520,003
T. A. Gottschalk	68,049	47,494	645,336
F. A. Henderson	14,614	48,562	395,134
R. A. Lutz	27,715	206,413	920,003
G. R. Wagoner, Jr.	195,186	160,170	2,880,553
All Directors & Executive Officers as a Group (29 persons, including the foregoing)	629,020	1,015,067	8,792,421

(a) Shares Beneficially Owned may include shares credited under the S-SPP, a tax-qualified savings plan. This column excludes shares that are beneficially owned but are reflected under the “Deferred Stock Units” column.

(b) Deferred Stock Units include shares under the General Motors Benefit Equalization Plan (the “BEP”). The BEP is a non-qualified “excess benefits” plan that is exempt from ERISA and U.S. Internal Revenue Code

(the “IRC”) limitations. Deferred units also include undelivered incentive awards and other awards that will vest upon the occurrence of certain events and that are subject to forfeiture under certain circumstances.

(c) Number of shares that may be acquired through the exercise of stock options within 60 days from February 28, 2007. Additional information regarding stock options is provided on page    .

Certain Beneficial Owners

      The following table gives information about each entity known to GM to be the beneficial owner of more than 5 percent of Common Stock as of February 28, 2007, based on information filed with the SEC.

Name and Address	Number of Shares		Percent of Common Stock
Brandes Investment Partners, L.P. (1) 11988 El Camino Real, Suite 500 San Diego, CA 92130	50,663,040	(2)	9.0%
Capital Research and Management Company (3) 333 South Hope Street Los Angeles, CA 90071	42,592,480	(4)	7.5%
Southeastern Asset Management, Inc. (5) 6410 Poplar Avenue, Suite 900 Memphis, TN 38119	40,276,300	(6)	7.1%
State Street Bank and Trust Company (7) 225 Franklin Street Boston, MA 02110	83,920,507	(8)	14.8%

(1) As investment advisor. The general partner and control persons of Brandes Investment Partners, L.P. disclaim any direct ownership of the shares reported in the table, except in each case for an amount that is substantially less than one percent of the reported shares.

(2) Brandes Investment Partners, L.P. reports shared voting power over 40,093,622 shares and shared dispositive power over 50,663,040 shares.

(3) Sole dispositive power as investment advisor.

(4) Includes 688,340 shares issuable upon the assumed conversion of 1,933,000 shares of the 4.5% Convertible Preferred Series A and 269,640 shares issuable upon the assumed conversion of 700,000 shares of the 5.25% Convertible Series B Debentures due March 6, 2032. Capital Research and Management Company reports sole voting power over 18,029,490 shares and sole dispositive power over 42,592,480 shares.

(5) As investment advisor. The chairman and chief executive officer of Southeastern Asset Management, Inc. disclaims any control or beneficial ownership of the shares reported in the table.

(6) Southeastern Asset Management reports sole voting power over 22,115,600 shares, sole dispositive power over 26,015,300 shares, and shared voting and dispositive power over 14,240,000 shares.

(7) Acting in various fiduciary capacities for various employee benefit plans.

(8) State Street Bank reports sole voting power over 20,208,945 shares, shared voting power over 63,711,562 shares, and shared dispositive power over 83,920,507 shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      E. Stanley O’Neal, who resigned from the Board effective February 6, 2006, is the Chairman and Chief Executive Officer of Merrill Lynch & Co., Inc., which together with various subsidiaries (collectively, “Merrill Lynch”) provided services including underwriting and investment banking to GM in 2006. The Board of Directors considered the relevant facts and circumstances regarding the relationship between GM and Merrill Lynch and concluded that based on GM’s long-standing practice of maintaining relationships with several major investment banks, the amount of fees paid in 2006 and in recent years by GM to Merrill Lynch in proportion to the revenues and expenses of each company during those periods, and Mr. O’Neal’s recusal from any decisions by GM regarding GM business with Merrill Lynch, there was no material relationship between Mr. O’Neal and GM. He therefore qualified as independent under the requirements of the NYSE in the judgment of the Board. The amount of fees paid by GM to Merrill Lynch in 2006 and in prior years was substantially less than 2 percent of either company’s expenses or revenues.

      Douglas L. Henderson, brother of Vice Chairman and Chief Financial Officer Frederick A. Henderson, is employed by General Motors. Mr. D.L. Henderson earns less than $150,000 per year from the Corporation and his salary and benefits are comparable to those provided to other GM employees in similar positions.

      Executive officers of General Motors have, from time to time, received mortgage loans from GMAC LLC (“GMAC”), the successor to General Motors Acceptance Corporation, or its subsidiaries or acted as co-signers for loans made to family members. Those loans were made in the ordinary course of business and on the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other employees, retirees, and dealers of General Motors, which are substantially the same as those offered to unaffiliated customers.

      The Corporation’s policy on loans to directors and executive officers of the Corporation complies with Sarbanes-Oxley, which generally prohibits public companies from making personal loans to their directors and executive officers. This policy permitted GM’s former subsidiary, GMAC and its subsidiaries, to extend mortgage and auto loans to GM directors and executive officers on terms that are appropriate under Sarbanes-Oxley.

      The Legal Staff annually reviews the transactions of each director and executive officer to determine if there are any circumstances that would require disclosure as related person transaction in GM’s public filings. In addition, the Directors and Corporate Governance Committee is responsible for annually reviewing the independence of each director and the appropriateness of any potential related person transactions and related issues.

Compensation Committee Interlocks and Insider Participation

      No executive officer of GM served on any board of directors or compensation committee of any other company for which any of our directors served as an executive officer at any time during fiscal year 2006.

Executive Compensation

[To be included in Definitive Proxy Statement]

      The following Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement or any portion hereof into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not otherwise be deemed filed thereunder.

Audit Committee Report

      The Audit Committee of the General Motors Board of Directors is a standing committee composed of four directors who meet the independence, financial experience, and other qualification requirements of the NYSE and applicable securities laws. It operates under a written charter adopted by the Committee and approved by the Board of Directors, which is attached to this proxy statement as Exhibit A. The members of the Committee are Philip A. Laskawy (Chair), Kent Kresa, Ellen Kullman, and Eckhard Pfeiffer. The Board has determined that Philip A. Laskawy is an audit committee financial expert as defined by the SEC. The Committee annually selects the Corporation’s independent accountants.

      Management is responsible for the Corporation’s internal control and the financial reporting process and has delivered its opinion on the strength of controls. The independent accountants are responsible for performing an independent audit of the Corporation’s consolidated financial statements and opining on management’s internal control assessment and on the effectiveness of those controls in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB) and issuing their reports thereon. As provided in its charter, the Audit Committee’s responsibilities include monitoring and overseeing these processes.

      Consistent with its charter responsibilities, the Committee has met and held discussions with management and Deloitte & Touche LLP (Deloitte & Touche), the Corporation’s independent accountants for 2006, regarding the Corporation’s audited financial statements as of December 31, 2006, and for the year then ended. In this context, management represented to the Committee that the Corporation’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants and discussed with the independent accountants matters required to be discussed by PCAOB AU 380 (Communication with Audit Committees). The Committee also discussed with Deloitte & Touche those matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

      The Corporation’s independent accountants have also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm’s independence. The Audit Committee has also considered whether the provision of non-audit services is compatible with maintaining the independent accountants’ independence. The Audit Committee concluded that Deloitte & Touche is independent from the Corporation and its management.

      Based upon the Committee’s discussions with management and the independent accountants as described in this report and the Committee’s review of the representation of management and the report of the independent accountants to the Committee, the Committee recommended to the Board of Directors and the Board of Directors approved, the inclusion of the audited consolidated financial statements in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC.

Philip A. Laskawy (Chair)
Kent Kresa
Ellen Kullman
Eckhard Pfeiffer

Fees Paid to Auditor

      The Audit Committee retained Deloitte & Touche to audit the Corporation’s consolidated financial statements, management’s internal control assessment, and the effectiveness of those controls, as of and for the year ended December 31, 2006. The Corporation and its subsidiaries also retained Deloitte & Touche and certain of its affiliates, as well as other accounting and consulting firms, to provide various other services in 2006.

      The services performed by Deloitte & Touche in 2006 were pre-approved in accordance with the pre-approval policy and procedures first adopted by the Audit Committee at its August 5, 2002 meeting and revised more recently. This policy requires that during its first meeting of the year, the Audit Committee will be presented, for consideration, a description of the Audit-Related, Tax, and All Other Services expected to be performed by Deloitte & Touche during the fiscal year. Any requests for such services in excess of $1 million not contemplated and approved during the first meeting must thereafter be submitted to the Audit Committee (or the Chairman of the Audit Committee in an urgent case) for specific pre-approval. Requests for services less than $1 million individually must be pre-approved by the Audit Committee Chair and reported to the full Audit Committee at its next regularly scheduled meeting. The independent auditors selected for the following year present the proposed annual Audit services and their related fees to the Audit Committee generally in May, for approval on an audit-year basis.

      The Audit Committee determined that all services provided by Deloitte & Touche in 2006 were compatible with maintaining the independence of the principal accountants.

      The following table summarizes Deloitte & Touche fees billed or expected to be billed in connection with 2006 services. For comparison purposes, actual billings for 2005 services are also displayed.

	$ Millions
	2006	2005	2006 Fav/(Unfav) 2005
Annual Audit Services	$50	$58	$8
Audit-Related Services	12	8	(4)
Tax Services	7	9	2

Subtotal	$69	$75	$6

All Other Services	4	5	1

Total	$73	$80	$7

Audit Fees: $50 million for the audit of the Corporation’s annual consolidated financial statements, including reviews of the interim financial statements contained in the Corporation’s Quarterly Reports on Form 10-Q and preparation of statutory reports. In addition, included in this category are fees for services that generally only Deloitte & Touche reasonably can provide, for example, comfort letters, statutory audits, attestation services, consents, and assistance with and review of documents filed with the SEC.

Audit-Related Fees: $12 million for assurance and related services that are traditionally performed by the independent auditor. More specifically, these services include employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations and audits in connection with proposed acquisitions, internal control consultations, attestation services that are not required by statute or regulation, and consultation concerning financial accounting and reporting standards.

Tax Fees: $7 million for services performed by the professional staff in Deloitte & Touche Tax LLP. This includes fees for tax compliance, tax planning, and tax advice. Tax compliance involves preparation of original and amended tax returns and claims for refund, and tax payment-planning services. Tax planning and tax advice encompass a diverse range of services, including assistance with tax audits and appeals, tax advice related to mergers and acquisitions and employee benefit plans, and requests for rulings or technical advice from taxing authorities.

All Other Fees: $4 million for services related to project management, process improvements, and assistance with information technology system projects for systems not associated with the financial statements.

Item No. 2

Ratification of the Selection of Deloitte & Touche for the Year 2007

      Sarbanes-Oxley requires that each corporation’s audit committee be directly responsible for appointing the independent auditors. The Audit Committee has selected Deloitte & Touche as GM’s independent accountants for 2007, the Board of Directors has concurred in an advisory capacity with that selection, and the selection is now being submitted to the stockholders at the annual meeting for their ratification or rejection. If the stockholders do not ratify the selection of Deloitte & Touche as the independent auditors, the Audit Committee will reconsider whether to engage Deloitte & Touche but may ultimately determine to engage that firm or another audit firm without re-submitting the matter to stockholders. Among the factors the Audit Committee may consider in making this determination are the difficulty and expense of changing independent auditors in the middle of a fiscal year. Even if the stockholders ratify the selection of Deloitte & Touche, the Audit Committee may in its sole discretion terminate the engagement of Deloitte & Touche and direct the appointment of another independent auditor at any time during the year, although it has no current intention to do so.

      The Audit Committee considers Deloitte & Touche well qualified, with offices or affiliates in or near most locations in the U.S. and other countries where General Motors operates. Deloitte & Touche rotates its audit partners assigned to audit General Motors at least once every five years.

      Representatives of Deloitte & Touche will attend the annual meeting and will have the opportunity to make any statement they wish. They will also be available to answer questions that you may have.

       The Board of Directors recommends a vote FOR the proposal to ratify the selection of Deloitte & Touche as independent public accountants to audit the books, records, and accounts of the Corporation and its subsidiaries for the year 2007.

Item No. 3

Approval of the 2007 Annual Incentive Plan

      The General Motors 2002 Annual Incentive Plan, which is administered by the Executive Compensation Committee (the “Committee”), is scheduled to terminate on May 31, 2007.

      The Board of Directors believes that the Corporation’s continued ability to attract, motivate, and retain highly qualified employees will have a direct impact on the future success and profitability of the Corporation. To that end, the incentive plans provide the Corporation with the ability to maintain competitive pay practices. The Corporation’s executive compensation program is designed so that a meaningful portion of each executive’s total compensation opportunity is placed at-risk through awards made under the incentive plans. The final value of such awards is tied to the achievement of specific financial, operational, and individual goals, and the degree to which value is created for stockholders.

      As discussed in “Compensation Discussion & Analysis” on page    , the 2007 Plan has been designed to meet the requirements of Section 162(m) of the Internal Revenue Code for “qualified performance-based” compensation. Consistent with the Committee’s compensation deductibility policy, in the future, the Corporation plans to seek stockholder approval where necessary to comply with appropriate rules and/or regulations.

      The Plan document is attached as Exhibit B, and the Plan description set forth below is qualified in its entirety by the complete Plan documents.

2007 Annual Incentive Plan

      Under the 2007 Annual Incentive Plan, the Committee may grant awards at any time from June 5, 2007, through May 31, 2012.

      Amount of Grants. The Plan permits the Committee to make annual incentive awards in such amounts and at such times as it may determine. All such awards, if earned, will be paid in cash. The Committee may delegate to the CEO determination of individual awards to employees who are not officers of the Corporation. Any such determinations by the CEO shall be subject to a maximum funding amount, which shall be approved by the Committee. No individual shall be granted an award in excess of $7.5 million in any calendar year.

      Target Awards. Under the Plan, early each year the Committee will establish a targeted performance level at which a target performance award may be earned. The Committee will also identify threshold or minimum performance levels for payment of awards below which no award will be paid, and will establish the corresponding minimum awards.

      Performance Criteria. In determining the performance criteria applicable to any grant of awards, the Committee may use one or more of the following business criteria: asset turnover, cash flow, contribution margin, cost objectives, cost reduction, earnings per share, economic value added, increase in customer base, inventory turnover, market price appreciation of the Corporation’s Common Stock, market share, net income, net income margin, operating profit margin, pre-tax income, productivity, profit margin, quality, return on assets, return on net assets, return on capital, return on equity, revenue, revenue growth, total shareholder return, and/or warranty. The business criteria may be expressed in absolute terms or relative to the performance of other companies or to an index. If any event occurs during a performance period that requires changes to preserve the incentive features of this Plan, the Committee may make appropriate adjustments. The percentage of each target award that will become a final award will be determined by the Committee on the basis of the performance goals established and the performance achieved, as well as the quality of the employee’s individual performance during the period, which for covered officers, whose compensation is subject to Section 162(m), will only involve negative discretion. Final awards may be less than or greater than 100 percent of the target award.

      Eligibility. To be eligible to receive an award under the Plan, a person must be an employee of the Corporation or a subsidiary as defined in the Plan or an individual who has been requested by the Corporation to accept employment with an entity in which the Corporation has a substantial ownership interest. It is anticipated that approximately 2,300 employees annually will be eligible to participate in the Plan, including approximately 20 executive officers of the Corporation.

      Conditions Precedent. The Committee is authorized to provide for payment of earned awards in installments. The Plan sets forth conditions which must be satisfied if a participant is to receive delivery of award installments following termination of employment. These conditions are that the participant must (1) continue to render services to the Corporation (unless this condition is waived by the Committee); (2) refrain from competitive activity and conduct that is inimical or in any way contrary to the best interests of the Corporation; and (3) furnish reasonable information with respect to the satisfaction of (1) and (2). The Committee has flexibility in interpreting and applying these provisions to ensure that the objectives of the Plan are realized in accordance with corporate goals.

      Change-In-Control Provisions. The 2007 Plan contains a “double-trigger” Change in Control provision, versus a “single-trigger” in the 2002 Plan. A “Change in Control” generally will be found to occur in one or more of the following events: a replacement of a majority of the members of the Board of Directors at one time or during any two-year period; acquisition by any person, other than GM or a subsidiary, of 20 percent or more of the voting power of Common Stock; certain mergers, consolidations, or other reorganizations in which General Motors is not the surviving company, disposition of all or substantially all of the Corporation’s assets, or the stockholders of the Corporation approve a plan of complete liquidation of GM. If the employment of a plan participant is terminated (other than voluntarily by the participant or by the Corporation for cause) within three years following a Change in Control:

      All outstanding awards granted under the Plan shall vest and be paid at the threshold award level, or, if greater, at the level resulting from the Corporation’s actual performance based on the most recent forecast approved by the Committee.

      New Plan Benefits. The benefits or amounts that will be received by or allocated to the CEO, the Named Executive Officers, all current executive officers as a group, and all employees who are not executive officers are not presently determinable. The awards actually received by the Corporation’s Named Executive Officers under the 2002 Annual Incentive Plan, which is substantially similar to the Plan, are set forth in the Summary Compensation Table, and the Grants of Plan-Based Awards Table, on pages    .

      The Plan is being presented for stockholder approval in order to qualify amounts received under the Plan as “qualified performance-based compensation” under Section 162(m). If the Plan is not approved by stockholders, it will not be adopted.

      The Board of Directors favors a vote FOR the proposal to approve the 2007 Annual Incentive Plan.

Item No. 4

Approval of the 2007 Long-Term Incentive Plan

      The General Motors executive incentive compensation program currently consists of three plans: the General Motors 2002 Annual Incentive Plan, the General Motors 2002 Long-Term Incentive Plan, and the General Motors 2002 Stock Incentive Plan. We propose retaining the Annual Incentive Plan as a separate Plan and combining the Long-Term Incentive Plan and the Stock Incentive Plan into a single plan, the 2007 Long-Term Incentive Plan, and simultaneously cancelling the shares that remain available to grant under the Stock Incentive Plan. We believe the single-plan approach will help increase the clarity of the long-term compensation opportunities we provide our executives. Based on the recommendation of the Executive Compensation Committee (the “Committee”), which has administered our incentive compensation program since 1937, the Board has approved the 2007 Long-Term Incentive Plan described below, subject to the approval of stockholders of the Corporation.

      Key Features of the 2007 Long-Term Incentive Plan:

• New authorized share pool of 16 million shares is approximately 2.82 percent of common shares outstanding

• No more than 1.5 million of the 16 million shares requested will be granted as RSUs

• Performance awards, generally linked to three-year performance measures, to be settled in cash only

• Plan term of five years

• Commitment to limit aggregate annual grants of stock options and RSUs (“Annual Burn Rate”) to less than 1 percent

• No repricing of options without stockholder approval

• Three-year, ratable vesting on stock option awards, subject to the Committee’s review

• Three-year vesting on time-based RSU awards

• Plan is administered by the Committee, composed of only Independent Directors

• No discounted options

• “Double-trigger” Change-in-Control benefits

• Shares surrendered, expired, or returned to the Corporation to satisfy the exercise price or tax withholding obligations for stock options cannot be reissued, i.e., no liberal share accounting provisions

      Background. We believe that providing a portion of target compensation opportunity in the form of equity-based awards helps to reinforce the link between what the Plan participants receive and the financial returns obtained by stockholders. Historically, we have relied primarily on stock options because their real value lies solely in the improved performance of our stock price. Approximately 45,000 U.S. and Canadian salaried employees received a portion of their variable pay awards in stock options in lieu of cash from 1998 through 2004. In 2005, 2,700 executives were eligible to receive stock options and in 2006 that number was reduced to less than 500.

      Our challenging business environment in recent years and the impact it has had on our stock price performance have contributed to a higher than optimal dilution level, as outstanding options became “underwater” and were not exercised at the rate we historically have experienced. This has led us to make a number of changes in our approach to equity-based incentive compensation, including reducing the number of plan participants, reducing the grant levels for those continuing to receive stock options and partially replacing the lost opportunity with performance awards that are denominated in stock during the performance period, but delivered in cash.

      The following table provides a summary of our previously approved plans as background.

	1997	2002	2007
Favorable Stockholder Vote	89%	87%	—
Term	5 Years	5 Years	5 Years
Share Allocation	60.0 Million	27.4 Million	16.0 Million
% of Outstanding Shares at time of Proposal	8.22%	4.89%	2.82%
Available for Restricted Stock	7.5 Million	1.0 Million	1.5 Million

      We have not cancelled or repriced any of our underwater options to help us manage our dilution because we believe that repricing is contrary to the best interest of our stockholders. Rather, we have started and will continue to manage our dilution by maintaining an annual burn rate of less than 1 percent of common shares outstanding, which will continue to improve our total dilution level over time.

      The following table provides an overview of outstanding stock option grants that were granted under the 1997 and 2002 Stock Incentive Plans (“SIP”) and the Board approved 1998 Stock Option Plan (Broad Based plan). The table shows how we have reduced the number of options granted through discontinuing the broad based option plan, reducing the number of options granted each year at the individual level and reducing the number of eligible executives to lower our burn rate and thus our dilution.

Year		Annual Grant Price	SIP Option Grants (1)	Eligible Participants	Broad Based Option Grants	Total Grants	Burn Rate		3-Year Burn Rate	Grants Outstanding
			MM		MM	MM				MM
1997	(1)	$44.73	11.0	3,789	—	11.0	1.51%		—	3.6
1998		$46.59	11.4	3,923	5.3	16.7	2.40%		—	7.2
1999		$71.53	11.8	3,338	5.4	17.2	2.63%		2.18%	13.6
2000		$75.50	11.5	3,405	4.2	15.7	2.92%		2.65%	13.7
2001		$52.35	13.0	3,341	3.9	16.9	3.04%		2.86%	14.5
2002		$50.46	17.3	3,563	5.0	22.3	3.98%		3.31%	19.6
2003		$40.05	11.1	3,325	5.7	16.8	3.05%		3.36%	15.4
2004		$53.92	8.1	2,885	3.3	11.4	2.01%		3.01%	10.5
2005		$36.37	8.0	2,688	—	8.0	1.48%		2.18%	7.3
2006		$20.90	2.8	428	—	2.8	0.51%	(2)	1.33%	2.8

			106.1		32.7	138.8				108.2

(1) 1997 grant expired on February 3, 2007.

(2)  Future annual option grant levels to be consistent with 2006 (less than 1 percent per year).

      2007 Approach. Pursuant to the 2007 Long-Term Incentive Plan we are proposing to allocate 16 million shares (2.82 percent of common shares outstanding) from which options or RSUs may be granted, provided that no more than 1.5 million shares may be granted in the form of RSUs. In addition to stock options and RSUs, the Committee may grant performance awards to be settled exclusively in cash. If approved by a majority of the shares of Common Stock voting on the proposal at the 2007 annual meeting, the General Motors 2007 Long-Term Incentive Plan will become effective June 5, 2007. The Plan will expire May 31,

2012, or at such earlier time as the number of shares available for grant is exhausted or the Board presents to stockholders a subsequent Plan. We believe that the proposed approach better supports the long-term interests of stockholders than does the alternative approach of paying all compensation in cash.

      Similar to our current plans, the 2007 plan has been designed to meet the requirements of Section 162(m) of the Internal Revenue Code for “performance-based” compensation.

      The Plan document is attached as Exhibit C and the Plan description set forth below is qualified in its entirety by reference to the complete text of the Plan.

2007 Long-Term Incentive Plan

      Shares Reserved. The Plan provides for a pool of 16,000,000 shares of Common Stock from which options or RSUs may be granted, provided that no more than 1,500,000 shares may be granted in the form of RSUs. Performance Awards granted and earned under the Plan will be settled in cash. Within these limits, the Plan permits the Committee to make grants in such amounts and at such times as it may determine. The Committee may delegate to the CEO determination of individual grants for employees who are not executive officers of the Corporation. Shares to be delivered upon exercise of an option or vesting of an RSU shall be made available either from authorized but previously unissued shares or from shares reacquired by the Corporation, including shares purchased in the open market.

      Eligibility. While all of the current 2,300 executives are eligible for participation in the Plan, we anticipate that approximately 365 employees annually will participate in the stock option features of the Plan. Performance Awards are generally limited to approximately 365 of the Corporation’s most senior leaders. Restricted Stock Unit grants will be reserved for special purpose grants.

      Stock Option Grants. Subject to adjustment as set forth in the Plan, the maximum option grant to any individual in any calendar year will not exceed 1,000,000 shares. The Committee may delegate to the CEO determination of individual stock option grants for employees who are not executive officers of the Corporation. Any such determinations by the CEO shall be subject to a maximum amount, which shall be approved by the Committee. Options granted under the Plan may be Incentive Stock Options or nonqualified options.

      Option Exercise and Termination Provisions. Options would typically be granted with a three-year, ratable vesting schedule and would typically have a term of ten years. The Plan also provides that, except as otherwise determined by the Committee, options will be forfeited upon termination of employment with the exception of termination by death, disability, or a qualifying retirement and the satisfaction of the conditions precedent described below.

      If the employee terminates employment without the consent of the Committee (or its delegate) and becomes employed by a competitor of the Corporation within one year of the date of exercise of a stock option, the employee will be required to repay to the Corporation the amount of any gain realized at the time of the exercise.

      Option Price. Except in connection with certain acquisitions and/or reorganizations as described in the Plan, the option price will be not less than 100 percent of the fair market value of the stock at the time the option is granted. Shares purchased upon exercise of an option must be paid for in full at the time of exercise. Payment upon exercise of an option may be made in cash or, unless determined otherwise by the Committee, by delivery of previously acquired shares of Common Stock, or through a broker-assisted cashless exercise program.

      Restricted Stock Units. Subject to adjustment as set forth in the Plan, the maximum RSU award to any individual in any calendar year will not exceed 250,000 shares. RSU awards may be either performance-based in accordance with the criteria set forth below, or time-based, and shall vest in accordance with provisions set forth by the Committee. RSU awards that vest over a period of time will be subject to a minimum-vesting schedule of three years (vesting may be incremental over such period). The recipient of an RSU award may, if so determined by the Committee, receive cash or stock dividends, or cash payments in amounts equivalent to cash or stock dividends on shares with respect to the number of shares covered by the award. RSU awards may be granted to any of our 2,300 executives.

      Performance Awards. Employees selected to participate in the Plan will be granted target awards which, in general, will be determined based on each participant’s level of responsibility. At the beginning of each performance period, the Committee will establish a targeted performance level at which a target performance award may be earned, with a threshold or minimum performance level below which no award will be paid, and a maximum beyond which no additional amounts will be paid. In determining the performance criteria applicable to any grant of awards, the Committee may use one or more of the business criteria described below, which may be expressed in absolute terms or relative to the performance of other companies or to an index. It is anticipated that new grants will be made annually and will generally relate to a three-year performance period determined at time of grant.

      The percentage of each award paid to the executive will be determined by the Committee on the basis of the performance goals established and the performance achieved, as well as the quality of the employee’s individual performance during the period, which for covered executives, whose compensation is subject to Section 162(m), may involve only negative discretion. Final awards may be less than or greater than 100 percent of the target award. The Committee may delegate to the CEO determination of individual final awards for employees who are not executive officers of the Corporation. Any such determinations by the CEO shall be subject to a maximum amount, which shall be approved by the Committee. Final awards will be paid in the form of cash. No individual shall be granted a final award in excess of $10 million for any Plan period. Payment of final awards will be further contingent upon satisfaction of conditions precedent described below.

      Performance Criteria. In determining the performance criteria applicable to any award under the Plan, the Committee may use one or more of the following business criteria: asset turnover, cash flow, contribution margin, cost objectives, cost reductions, earnings per share, economic value added, increase in customer base, inventory turnover, market price appreciation of the Common Stock, market share, net income, net income margin, operating profit margin, pre-tax income, productivity, profit margin, quality, return on assets, return on net assets, return on capital, return on equity, revenue, revenue growth, TSR, and/or warranty. The business criteria may be expressed in absolute terms or relative to the performance of other companies or to an index. If any event occurs during a performance period that requires changes to preserve the incentive features of this Plan, the Committee may make appropriate adjustments.

      Conditions Precedent. Except for awards that vest pursuant to a Change in Control (as defined in the Plan), settlement or exercise of any award to or by an individual shall be subject to the following conditions precedent: that the participant must (1) continue to render services to the Corporation (unless this condition is waived by the Committee) for a specified period of time determined by the Committee at the time of award; (2) refrain from competitive activity and conduct that is inimical or in any way contrary to the best interests of the Corporation; and (3) furnish reasonable information with respect to the satisfaction of (1) and (2). The Committee has discretion in interpreting and applying these provisions to ensure that, in the opinion of the Committee, the objectives of the Plan are realized in accordance with corporate goals.

      Change-In-Control Provisions. The Plan generally provides for “double-trigger” change-in-control protection such that Plan awards will vest only in the event of both a “Change in Control,” and the subsequent occurrence of a termination of a Participant’s employment by the Corporation (other than for gross negligence or deliberate misconduct) or by the Participant for Good Reason (e.g., a substantial reduction in responsibility, base salary or incentive opportunity, or required relocation greater than 50 miles from the current place of employment) within three years of a “Change in Control.” A “Change in Control” will generally be found to occur in one or more of the following events: a replacement of a majority of the members of the Board of Directors at one time or during any two-year period; acquisition by any person, other than GM, or a subsidiary, of 20 percent or more of the voting power of Common Stock; certain mergers, consolidations, or other reorganizations in which General Motors is not the surviving company, disposition of all or substantially all of the Corporation’s assets, or the approval by the stockholders of the Corporation of a plan of complete liquidation of GM. Such a “Change in Control” event, followed by the participant’s termination of employment as described above, would have the following consequences on the holders of awards under the Plan:

Stock Options — Outstanding stock options vest immediately and become exercisable during their full remaining term.

Restricted Stock Units — Outstanding RSU awards units vest immediately and are promptly paid or delivered to such Participant.

Performance Awards — Outstanding awards vest immediately and are paid on a pro rata basis at the threshold award level, or if greater, the level resulting from the Corporation’s actual performance.

      The Committee believes it is important to include these provisions at this time to provide a measure of continuity and protection for the leadership team, most of whom are long-service employees of the Corporation. In addition, these provisions are consistent with competitive compensation practices at major U.S. companies within our comparator group.

      Federal Income Tax Consequences for Options. Certain of the federal income tax consequences applicable to stock options are set forth below:

      1. With respect to non-qualified options granted under the Plan: When an optionee exercises an option, the amount by which the fair market value of the stock on the date of exercise exceeds the exercise price of the option is taxed as ordinary income to the optionee in the year of exercise and generally will be allowed as a deduction for federal income tax purposes to the Corporation in the same year. When an optionee disposes of shares acquired by the exercise of the option, any amount received in excess of the fair market value of the shares on the date of exercise will be treated as a long- or short-term capital gain to the optionee, depending upon the holding period of the shares. If the amount received is less than the market value of the shares on the date of exercise, the loss will be treated as a long- or short-term capital loss, depending upon the holding period of the shares.

      2. With respect to Incentive Stock Options granted under the Plan: When an optionee exercises an incentive stock option while employed by the Corporation or a subsidiary or within the three-month (one year for disability) period after termination of employment, no ordinary income will be recognized by the optionee at that time. If the shares acquired upon exercise are not disposed of until more than one year after the date of transfer, the excess of the sale proceeds over the aggregate option price of such shares will be a long-term capital gain to the optionee, and the Corporation will not be entitled to a tax deduction under such circumstances. Except as provided in (3) below, if the shares are disposed of prior to such date (a “disqualifying disposition”), the excess of the fair market value of such shares at the time of exercise over the aggregate option price (but generally not more than the amount of gain realized on the disposition) will be ordinary income to the optionee at the time of such disqualifying disposition. The Corporation generally will be entitled to a federal tax deduction equal to the amount of ordinary income so recognized by the optionee. If an incentive stock option is exercised more than three months (one year for disability) after termination of employment, the tax consequences are the same as described in (1) above for non-qualified stock options.

      3. Special rule if the option price is paid for in shares: To the extent that an optionee pays all or part of the option price of a non-qualified option by tendering shares of Common Stock owned by the optionee, the rules described in (1) above apply except that the number of shares received upon such exercise, which is equal to the value of the number of shares surrendered as payment of the option price, shall have the same tax basis and tax holding period as the shares surrendered. If the shares surrendered by the optionee in the exercise of a non-qualified option had previously been acquired by reason of the exercise of an incentive stock option granted to such optionee, the surrender of such shares is not a disqualifying disposition of such shares, but the shares received upon the exercise of the non-qualified option which are equal in number to the surrendered incentive stock option shares will still constitute incentive stock option shares. The additional shares received upon such exercise have a tax basis equal to the sum of the amount of ordinary income recognized and the amount of any cash paid on such exercise and a holding period that commences on the date of exercise.

      New Plan Benefits. The benefits or amounts that will be received by or allocated to the CEO, the Named Executive Officers, all current executive officers as a group, and all employees who are not executive officers, as well as the amounts that would have been so received or allocated had the plan been in effect last year are not presently determinable.

      Stockholder approval of the Plan is being sought as required by rules of the NYSE. If such approval is not obtained, the Plan will not take effect and no awards will be made thereunder.

       The Board of Directors favors a vote FOR the proposal to approve the General Motors 2007 Long-Term Incentive Plan.

Stockholder Proposals

      We have been asked from time to time why the Board opposes the stockholder proposals included in the proxy statement. The Board does not disagree with all stockholder proposals submitted to the Corporation. When it agrees with a proposal and thinks it is in the best interests of GM and its stockholders, the proposal usually can be implemented without a stockholder vote. The stockholder proposals that appear in the proxy statement are only those with which the Board of Directors disagrees and believes it must oppose in fulfilling its obligations to represent and safeguard the best interests of the Corporation and its stockholders as a whole.

      The following stockholder proposals and supporting statements are presented as received from the proponents. GM is not responsible for the accuracy or content of the proposals and supporting statements.

Item No. 5

Stockholder Proposal Regarding Disclosure of Political Contributions

      Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Ave. N.W., Suite 215, Washington, DC 20037, owner of approximately 202 shares of Common Stock, has given notice that she intends to present for action at the annual meeting the following stockholder proposal:

“RESOLVED: ‘That the stockholders recommend that the Board direct management that within five days after approval by the shareholders of this proposal, the management shall publish in newspapers of general circulation in the cities of New York, Washington, D.C., Detroit, Chicago, San Francisco, Los Angeles, Dallas, Houston and Miami, and in the Wall Street Journal and U.S.A. Today, a detailed statement of each contribution made by the Company, either directly or indirectly, within the immediately preceding fiscal year, in respect of a political campaign, political party, referendum or citizens’ initiative, or attempts to influence legislation, specifying the date and amount of each such contribution, and the person or organization to whom the contribution was made. Subsequent to this initial disclosure, the management shall cause like data to be included in each succeeding report to shareholders.’ ‘And if no such disbursements were made, to have that fact publicized in the same manner.’

REASONS: ‘This proposal, if adopted, would require the management to advise the shareholders how many corporate dollars are being spent for political purposes and to specify what political causes the management seeks to promote with those funds. It is therefore no more than a requirement that the shareholders be given a more detailed accounting of these special purpose expenditures that they now receive. These political contributions are made with dollars that belong to the shareholders as a group and they are entitled to know how they are being spent.’

‘If you AGREE, please mark your proxy FOR this resolution.’”

       The Board of Directors recommends a vote AGAINST the adoption of this stockholder proposal for the following reasons:

[Board response to be included in Definitive Proxy Statement]

Item No. 6

Stockholder Proposal Regarding Limit on Directorships of GM Board Members

      Mark Seidenberg, P.O. Box 6102, Woodland Hills, CA 91365, owner of approximately 60 shares of Common Stock, has given notice that he intends to present for action at the annual meeting the following stockholder proposal:

      “The stockowners of General Motors Corporation hereby request that the Board of Directors require that all of the directors serve on no more than two (2) other boards of directors of publicly-traded corporations.

Supporting Statement:

      Our directors need to pay more attention to General Motors, in my opinion. The company is getting into very difficult times for us stockowners. The best thinking is needed to reverse these business difficulties.

      We pay well for directors to give their best efforts for our company. We expect that they should spend considerable time and attention to us. We should be getting at least 1/3 of their director professional time. That is, if they are on more than two other boards of directors, they will be too strung out to pay needed attention to our pressing concerns, in my opinion.

      Tens of billions of dollars are at stake in our company’s future. It’s so large that we cannot afford to allow directors not to be fresh and attentive.

      If the board disagrees with this resolution, you should ask how strung out it should be willing to have directors who are looking out after the financial well-being of other corporations. Our company’s financial well-being is primary to us. We deserve central attention.

      Vote YES.”

       The Board of Directors recommends a vote AGAINST the adoption of this stockholder proposal for the following reasons:

[Board response to be included in Definitive Proxy Statement]

Item No. 7

Stockholder Proposal Regarding Greenhouse Gas Emissions

      The Community of the Sisters of St. Dominic of Caldwell, NJ, 40 S. Fullerton Ave., Montclair, NJ 07042, owner of approximately 75 shares of GM Stock, and other filers have given notice that they intend to present for action at the annual meeting the following stockholder proposal:

“Whereas :

General Motors is the world’s largest automaker & global industry sales leader with 9.17 million vehicles sold in 2005. Operating in markets throughout the world, most of these countries have ratified the Kyoto Protocol that obliges Annex I signatories (industrialized countries) to reduce national greenhouse gas (GHG) emissions below 1990 levels by 2012.

However, the Kyoto reduction targets may be inadequate to avert the most serious impacts of global warming. UK finance minister Gordon Brown says the EU should aim to reduce its carbon dioxide (CO2) emissions by 30% below 1990 levels by 2020 and by at least 60% by 2050.

Since Kyoto was adopted, the urgent need for action to prevent the most damaging effects of climate change has become increasingly clear.

The 2006 Stern Review on the Economics of Climate Change, lead by the former chief economist at the World Bank, ‘...estimates that if we don’t act, the overall (worldwide) costs and risks of climate change will be equivalent to losing at least 5% of global GDP each year, now and forever.’ In contrast, the costs of action would be about 1% of global GDP each year.

GM has reduced global GHG emissions from its operations 12.5% since 2000; however, 1990-2004 vehicle fleet CO2 emissions remained flat in the U.S.

GM has shown that they can set and meet goals that improve the environmental performance of their products.

GM has consistently applied new technology to their vehicles over the past 20 years and yet has failed to steer that technology towards reduced global warming pollution, leading to average U.S. product greenhouse gas emissions that are worse today than 20 years ago and positioning GM as having the largest product ‘carbon burden’ of automakers selling vehicles in the U.S. today.

GM has made progress in reducing operational emissions and introduced some fuel-efficient vehicles, but has yet to develop a comprehensive strategy to ensure that technology and practicies will be applied to significantly reduce total GHG emissions from operations and products by 2010, 2020, and 2030.

Our company is currently suffering financially in part because our competitors are making more compelling products that are both fuel efficient and low-pollution passenger cars resulting in a recent alarming loss of market share in this era of higher oil prices. In order to protect and enhance long-term shareholder value GM must retake market share from its competitors. Toward that goal, the company needs to set quantitative goals for improving fuel efficiency and reducing GHG emissions in its products and operations to bring the customer back.

Resolved: shareholders request that the Board of Directors publicly adopt quantitative goals, based on current and emerging technologies, for reducing total greenhouse gas emissions from the company’s products and operations; and that the company report to shareholders by September 30, 2007, on its plans to achieve these goals. Such a report will omit proprietary information and be prepared at reasonable cost.”

       The Board of Directors recommends a vote AGAINST the adoption of this stockholder proposal for the following reasons:

[Board response to be included in Definitive Proxy Statement]

Item No. 8

Stockholder Proposal Regarding Cumulative Voting

      Ray T. Chevedden, 5965 S. Citrus Ave., Los Angeles, CA 90043, as trustee for the Ray T. Chevedden and Veronica G. Chevedden Family Trust, owner of approximately 2,000 shares of Common Stock, has given notice that he intends to present for action at the annual meeting the following stockholder proposal:

“RESOLVED: Cumulative Voting. Shareholders recommend that our Board adopt cumulative voting. Cumulative voting means that each shareholder may cast as many votes as equal to number of shares held, multiplied by the number of directors to be elected. A shareholder may cast all such cumulated votes for a single candidate or split votes between multiple candidates, as each shareholder sees fit. Under cumulative voting shareholders can withhold votes from certain directors in order to cast multiple votes for others.

This cumulative voting topic won our 56% support vote at our 2006 annual meeting — up from 49% in 2005. Cumulative voting also won impressive yes-votes of 54% at Aetna and 56% at Alaska Air in 2005 and then 56% at Bristol-Myers in 2006.

The Council of Institutional Investors www.cii.org recommends adoption of a shareholder proposal after it wins one majority vote like our 56%-vote in 2006. The Council does not recommend that a board stall for a second majority vote before taking action. Also at least one proxy advisory service has recommended a no-vote for directors who do not adopt a shareholder proposal after it wins one majority vote.

Cumulative Voting could increase the possibility of electing at least one director with a specialized expertise and advocacy needed at our company to improve competitiveness. For instance a turnaround expert, a car person and/or a person with expertise in efficiencies in health care.

It is also important to take a step forward and support this one proposal since our 2006 governance standards were not impeccable. For instance in 2006 it was reported:

• The Corporate Library (TCL) http://www.thecorporatelibrary.com/ an independent investment research firm rated our company:

      ‘D’ in Overall Board Effectiveness.

      ‘High Concern’ in Board Composition.

      ‘High’ in Overall Governance Risk Assessment

• We had no Independent Chairman.

• We had a 67% super majority vote requirement — potentially allowing 1% of shareholders to overrule an overwhelming 66% of shareholders.

• Three of our directors were allowed to hold 4 to 6 director seats each — Over-extension concern:

      Mr. Cordina

      Mr. Laskawy

      Mr. Kresa

• Three of our directors also served on boards rated D by the Corporate Library:

1) Mr. Cordina	Berger King (BKC)	D-rated
	Merrill Lynch (MER)	D-rated
2) Mr. Laskawy	Lowes (LOW)	D-rated
	Carolina Group (CG)	D-rated
3) Mr. Kresa	Fluor (FLR)	D-rated

Cumulative voting allows a significant group of shareholders to elect a director of its choice — safeguarding minority shareholder interests and bringing independent perspectives to Board decisions.

Cumulative Voting
Yes on 8”

       The Board of Directors recommends a vote AGAINST the adoption of this stockholder proposal for the following reasons:

[Board response to be included in Definitive Proxy Statement]

Item No. 9

Stockholder Proposal Regarding Stockholder Approval of a “Poison Pill”

      Nick Rossi, P.O. Box 249, Boonville, CA 95415, owner of approximately 525 shares of Common Stock, has given notice that he intends to present for action at the annual meeting the following stockholder proposal:

“RESOLVED, Shareholders request that our Board adopt a bylaw or charter amendment that any future or current poison pill be subject to a shareholder vote as a separate ballot item, to be held as soon as possible. A poison pill is such a drastic step that a required shareholder vote on a poison pill is important enough to be a permanent part of our bylaws or charter — rather than a fleeting short-lived policy.

It is essential that a sunset provision not be used as an escape from a shareholder vote. Since a vote would be as soon as possible under this proposal, it could take place within 4-months of the adoption of a new poison pill. Since a poison pill is such a drastic measure that deserves shareholder input, a shareholder vote would be required even if a pill had been terminated.

The Corporate Library, http://www.thecorporatelibrary.com/, an independent investment research firm said: We support the adoption of policies requiring shareholder approval of poison pills, either before adoption or within a short time thereafter — six months is sufficient time, we think, for a board to explore alternatives in the event of a hostile bid, but not so long that shareholders are completely disempowered.

The Corporate Library said the use of a so-called ‘fiduciary out’ by some companies — especially in light of recent Delaware case law suggesting such a proviso is unnecessary — as well as a 12-month duration for some non-shareholder-approved poison pills, undermines the effectiveness of these 12-month policies in giving shareholders a meaningful voice in a takeover context.

According to the book Power and Accountability by Nell Minow and Robert Monks: ‘All poison pills...give target boards of directors absolute veto power over any proposed business combination, no matter how beneficial it might be for the shareholders...’

‘Poison pills... entrench the current management, even when it’s doing a poor job. They water down shareholders’ votes and deprive them of a meaningful voice in corporate affairs.’ From: ‘Take on the Street’ by Arthur Levitt, SEC Chairman, 1993-2001

Subject Any Future Poison Pill to a Shareholder Vote
Yes on 9”

       The Board of Directors recommends a vote AGAINST the adoption of this stockholder proposal for the following reasons:

[Board response to be included in Definitive Proxy Statement]

Item No. 10

Stockholder Proposal Regarding Special Stockholder Meetings

      James Linardos, 1881 Waverly St., Trenton, MI 48183, owner of approximately 222 shares of Common Stock, has given notice that he intends to present for action at the annual meeting the following stockholder proposal:

“RESOLVED, shareholders ask our board of directors to amend our bylaws to give holders of 10% (or the lowest possible percentage above 10%) of our outstanding common stock the power to call a special shareholder meeting.

Shareholders should have the ability to call a special meeting when they think a matter is sufficiently important to merit expeditious consideration. Shareholder control over timing is especially important in the context of a major acquisition or restructuring, when events unfold quickly and issues may become moot by the next annual meeting.

Thus this proposal asks our board to amend our bylaws to establish a process by which holders of 10% or our outstanding common shares may demand that a special meeting be called. The corporate laws of many states provide that holders of 10% of shares may call a special meeting.

Prominent institutional investors and organizations support a shareholder right to call a special meeting. Fidelity and Vanguard are among the mutual funds supporting a shareholder right to call a special meeting. The proxy voting guidelines of many public employee pension funds, including the New York City Employees Retirement System, also favor preserving this right.

Governance ratings services, such as The Corporate Library and Governance Metrics International, take special meeting rights into account when assigning company ratings.

This topic also won 65% support of JPMorgan Chase & Co. (JPM) shareholders at the 2006 JPM annual meeting.

It is important to take a step forward and support this one proposal since our governance practices were not impeccable. For instance:

1) Our company has held ‘fox hole’ annual meetings in Wilmington, Delaware every year since 1995. Thousands of shareholders attended our 1994 annual meeting. Yet since the 1995 move to Wilmington attendance has hovered around 100 shareholders each year.

2) Our directors authorized the solicitation of large shareholders to vote against popular shareholder proposals.

3) There is no company requirement for separating the role of CEO and Chairman to better evaluate our CEO.

4) Our directors supported a stock incentive plan with excessive dilution compared to our peer companies.

5) There is no policy for full disclosure of potentially compromising philanthropic links of our directors with our company.

6) Our board failed to adopt Cumulative Voting after we voted 55% in favor at the 2006 annual meeting.

The above status shows there is room for improvement and reinforces the reason to take one step forward now and vote yes to enable shareholders to call for:

Special Shareholder Meetings
Yes on 10”

       The Board of Directors recommends a vote AGAINST the adoption of this stockholder proposal for the following reasons:

[Board response to be included in Definitive Proxy Statement]

Item No. 11

Stockholder Proposal Regarding Performance-Based Equity Compensation

      Donald and Ina Donahue, 1812 Geneva Street, Dearborn, MI 48124, owners of approximately 1,000 shares of Common Stock, have given notice that they intend to present for action at the annual meeting the following stockholder proposal:

“Resolved, Shareholders request that our Board adopt a policy whereby at least 75% of future equity compensation (stock options and restricted stock) awarded to senior executives is performance-based, and the performance criteria adopted by our Board is disclosed to shareowners.

‘Performance-based’ equity compensation is defined here as:

(a) Indexed stock options, the exercise price of which is linked to an industry index;

(b) Premium-priced stock options, the exercise price of which is substantially above the market price on the grant date; or

(c) Performance-vesting options or restricted stock, which vest only when the market price of the stock exceeds a specific target for a substantial period.

This proposal is not intended to unlawfully interfere with existing employment contracts. However, if there is a conflict with any existing employment contract, our Compensation Committee is urged — for the good of our company — to promptly negotiate revised contracts that are consistent with this proposal.

As a long-term shareholder, we support pay policies for senior executives that provide challenging performance objectives that motivate our executives to achieve long-term shareowner value. Many leading investors criticize standard options as inappropriately rewarding mediocre performance. Warren Buffett characterized standard stock options as ‘a royalty on the passage of time.’

We support a strong emphasis on rewarding superior corporate performance, the achievement of demanding performance goals and the restoration of public confidence in our company. This proposal topic won a 57% supporting vote at Lucent Technologies (LU) in 2006.

Performance Based Stock Options
Yes on 11”

       The Board of Directors recommends a vote AGAINST the adoption of this stockholder proposal for the following reasons:

[Board response to be included in Definitive Proxy Statement]

Item No. 12

Stockholder Proposal Regarding Recouping Unearned Incentive Bonuses

      John Chevedden, 2215 Nelson Ave., No. 205, Redondo Beach, CA 90278, owner of approximately 50 shares of Common Stock, and James M. Dollinger and Jessica Dollinger, 6193 Stonegate Parkway, Flint, MI 48532 owners of approximately 28 shares of Common Stock, have given notice that they intend to present for action at the annual meeting the following stockholder proposal:

“RESOLVED: Shareholders request our board to adopt a bylaw to enable our company to recoup all unearned incentive bonuses or other incentive payments to all senior executives to the extent that their corresponding performance targets were later reasonably determined to have not been achieved. This is to be adopted as a bylaw unless such a bylaw format is absolutely impossible. If such a bylaw were absolutely impossible, then adoption would be as a policy. The Securities and Exchange Commission said there is a substantive distinction between a bylaw and a policy. Restatements are one means to determine such unearned bonuses.

This would include that all applicable employment agreements and incentive plans adopt enabling or consistent text as soon as feasibly possible. This proposal is not intended to unnecessarily limit our Board’s judgment in crafting the requested change in accordance with applicable laws and existing contracts and pay plans. Our Compensation Committee is urged — for the good of our company — to promptly negotiate revised contracts that are consistent with this proposal even if this means that our executives be asked to voluntarily give up certain rights under their current contracts.

This proposal is similar to the proposal voted at the Computer Associates (CA) August 2004 annual meeting. In October 2003 Computer Associates announced that it had inflated income in the fiscal year ending March 31, 2000 by reporting income from contracts before they were signed.

Bonuses for senior executives in that year were based on income exceeding goals. Sanjay Kumar, then CEO, thus received a $3 million bonus based on Computer Associates’ supposedly superior performance. Subsequently Mr. Kumar did not offer to return his bonus based on discredited earnings. Mr. Kumar was later sentenced to 12-years in jail in regard to his employment at Computer Associates.

There is no excuse for over-compensation based on discredited earnings at any company.

Our company took a positive step after this topic won a 42% supporting vote at our 2006 annual meeting. However the policy adopted by our company as result of this 42% supporting vote did not provide that all senior executives who received unearned bonuses would be required to return the bonuses they did not deserve — even thought they did not personally ‘cook the books.’ The 2006 policy needs to be tightened so that our executives will not be encouraged to look the other way if they see the books being cooked.

The spreading scandal over backdated stock options is yet one more reminder that the executive class of many corporations seek over-compensation based on undeserved earnings.

Recoup Unearned Management Bonuses
Yes on 12”

       The Board of Directors recommends a vote AGAINST the adoption of this stockholder proposal for the following reasons:

[Board response to be included in Definitive Proxy Statement]

Item No. 13

Stockholder Proposal Regarding Optimum Board Size

      John Lauve, 200 N. Saginaw, Holly, MI 48442, owner of approximately 22 shares of Common Stock, and Louis Lauve, 3900 Watson Place, N.W. 2G-B, Washington, DC 20016, owner of approximately 44 shares of Common Stock, have given notice that they intend to present for action at the annual meeting the following stockholder proposal:

“Resolved: Optimize the size of our Board. Shareholders request that our Board initiate an appropriate process to amend our company’s charter or bylaws to provide that the size of our board will have a range of 10 to 14 members with any change in this range (except a very brief unforeseen change) requiring a bylaw change. Amending our company’s charter or bylaws accordingly is an essential part of this proposal unless it is absolutely impossible. The Securities and Exchange Commission stated that there is a substantive distinction between a proposal that seeks a policy and a proposal that seeks a bylaw or charter amendment.

We believe that a board size of less than 10 is too small for a company as large and diverse as General Motors. And a board size of more than 14 tends to be unwieldy and thus be dominated by the Chairman for which it responsible to oversee.

Our board size should be established at a reasonable range [Remainder of paragraph to be omitted]

Former GM director Jerome York said, ‘...I have not found an environment in the board room that is very receptive to probing much beyond the materials provided by management (and too often, at least in my experience, materials are not sent to the board ahead of time to allow study prior to board discussion). For obvious reasons I can understand why that environment exists, but in the sense that all parties’ interests are fully aligned around long term shareholder value creation, that environment has been a puzzle to me.’

The Corporate Library http://www.thecorporatelibrary.com/ an independent investment research firm said that Mr. York’s quote tends to confirm their worst suspicions about the GM board, that despite all efforts to comply with the most widely recognized best practice standards for sound corporate governance, the board remains fundamentally flawed and ineffective. Even as The Corporate Library applauds their recent adoption of majority voting standards for directors, as requested by shareholder vote, and their thus-far successful efforts to keep GM out of bankruptcy, we agree with Mr. York’s sad lament: ‘I have grave reservations concerning the ability of the company’s current business model to successfully compete in the marketplace with those of the Asian producers.’ Barring significant, fundamental changes in attitude and strategic commitment, this remains a board that is far more likely than not to oversee the continued long-term decline of once mighty General Motors. Source: The Corporate Library.

[Paragraph to be omitted]

Optimum Board Size
Yes on 13”

       The Board of Directors recommends a vote AGAINST the adoption of this stockholder proposal for the following reasons:

[Board response to be included in Definitive Proxy Statement]

Item No. 14

Stockholder Proposal Regarding Simple Majority Vote

      Lucy M. Kessler, 7802 Woodville Road, Mt. Airy, MD 21771, owner of approximately 200 shares of Common Stock, has given notice that she intends to present for action at the annual meeting the following stockholder proposal:

“RESOLVED: Shareholders recommend that our Board take each step necessary to adopt a simple majority vote to apply to the greatest extent possible. This proposal is not intended to unnecessarily limit our Board’s judgment in crafting the requested change to the fullest extent feasible in accordance with applicable laws and existing governance documents.

This topic won a 66% yes-vote average at 20 major companies in 2006. The Council of Institutional Investors www.cii.org formally recommends adoption of this proposal topic.

Our current Certificate of Incorporation allows a small minority to frustrate the will of our shareholder majority. For example, in requiring a 67%-vote on a key issue, if our vote is 66%-yes and only 1%-no — only 1% could force their will on our 66%-majority.

We currently have this super majority provision in our Certificate of Incorporation:
‘(h) With the written assent of the holders of two-thirds [67%] of its issued and outstanding stock of all classes without a meeting, or pursuant to the affirmative vote in person or by proxy of the holders of two-thirds of its issued and outstanding stock of all classes, at any meeting, either annual or special, called as provided in the Bylaws, the Board of Directors may sell, convey, assign, transfer or otherwise dispose of, any part or all of the property, assets, rights and privileges of the Corporation as an entirety, for the stock, bonds, obligations or other securities of another corporation of this or of any other State, Territory, Colony or foreign country, or for cash, or partly cash, credit, or property, or for such other consideration as the Board of Directors, in their absolute and uncontrolled discretion, may determine.’

The above quoted provision seems to contradict the text in our company’s 2005 proxy which stated: ‘Since GM has not adopted any ‘supermajority’ requirements...’ and ‘General Motors has not adopted any requirements for stockholder approval by more than a majority...’

Let us adopt this proposal topic, which won a 66% yes-vote average at 20 major companies in 2006.

Adopt Simple Majority Vote
Yes on 14”

       The Board of Directors recommends a vote AGAINST the adoption of this stockholder proposal for the following reasons:

[Board response to be included in Definitive Proxy Statement]

Other Matters

      The enclosed proxy gives the Proxy Committee discretionary authority to vote your shares in accordance with its best judgment with respect to all additional matters that might come before the annual meeting.

       If you vote by mail, we encourage you to specify your choices by marking the appropriate boxes on the enclosed proxy card. You do not need to mark any boxes if you wish to vote according to the Board of Directors’ recommendations; just sign, date, and return the proxy in the enclosed envelope. If you vote through the Internet or by telephone, simply follow the instructions on the proxy card. Thank you for your cooperation and your prompt response.

                                                                                    By order of the Board of Directors,

                                                                                      Nancy E. Polis, Secretary

GLOSSARY OF TERMS

“AIP” means the General Motors 2002 Annual Incentive Plan

“BEP” means the General Motors Benefit Equalization Plan for Salaried Employees

“Board” or “Board of Directors” means the General Motors Corporation Board of Directors

“Canadian Plan” means the General Motors Canadian Savings-Stock Program for Salaried Employees

“CD&A” means the Compensation Discussion and Analysis

“CEO” means Chief Executive Officer

“Common Stock” means GM Common Stock, $1 2/3 par value

“Compensation Plan for Non-Employee Directors” means the General Motors Corporation Compensation Plan for Non-Employee Directors

“Computershare” means Computershare Trust Company, N.A., GM’s stock transfer agent

“CRSU” means Cash Based Restricted Stock Unit

“DCP” means the General Motors Deferred Compensation Plan for Executive Employees

“Deloitte & Touche” means Deloitte & Touche LLP

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended

“ERP” means the General Motors Executive Retirement Plan

“FEC” means the the Federal Election Commission

“FICL-PRG” means Fidelity Investments Canada Limited Next StepTM — Personal Retirement Group

“GM” or “General Motors” or “the Corporation” or “we” means General Motors Corporation

“GM PAC” means the General Motors Political Action Committee

“GMAC” means GMAC LLC, the successor to General Motors Acceptance Corporation

“GMAC Insurance Plan” means GMAC Insurance Personal Lines — Retirement Savings Plan

“IRC” means the U.S. Internal Revenue Code, as amended

“IRS” means the U.S. Internal Revenue Service

“ISO” means Incentive Stock Option

“LTIP” means the General Motors 2002 Long-Term Incentive Plan

“Merrill Lynch” means Merrill Lynch & Co., Inc., together with its various subsidiaries

“Morrow” means Morrow & Co., Inc., GM’s proxy solicitor

“Named Executive Officers” means the executive officers of the Corporation named in the Summary Compensation Table on page

“NYSE” means the New York Stock Exchange

“PCAOB” means the Public Company Accounting Oversight Board

“PSP” means the General Motors Personal Savings Plan for Hourly-Rate Employees in the United States

“RRSP” means the General Motors of Canada Limited Group RRSP and Savings Plan for Hourly Employees

“RSU” means Restricted Stock Unit

“S&P 500 Index” means the S&P 500 Composite Stock Price Index

“SAR” means Stock Appreciation Right

“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002

“SEC” means the U.S. Securities and Exchange Commission

“SERP” means the General Motors Supplemental Executive Retirement Plan

“SPP” means the 2006-2008 Stock Performance Program

“SIP” means the General Motors 2002 Stock Incentive Plan

“SRP” means the General Motors Retirement Program for Salaried Employees

“S-SPP” means the General Motors Savings-Stock Purchase Program for Salaried Employees in the United States

“TSR” means Total Shareholder Return based on market price appreciation plus the compounding effect of reinvested dividends

Exhibit A

GENERAL MOTORS CORPORATION
AUDIT COMMITTEE CHARTER

Purpose

The Audit Committee’s primary function is assisting the GM Board with its responsibility for overseeing the integrity of GM’s financial statements, GM’s compliance with legal and regulatory requirements (NYSE), the qualifications and independence of the independent accountants, and the performance of GM’s internal audit staff and independent accountants.

In carrying out this function, the Committee shall independently and objectively monitor the performance of GM’s financial reporting process and systems of disclosure controls and internal controls; review and appraise the audit efforts of GM’s independent accountants and internal audit group; provide for open, ongoing communications concerning GM’s financial position and affairs between the Board and the independent accountants, GM’s financial and senior management, and GM’s internal audit department; review GM’s policies and compliance procedures regarding ethics and legal risk; prepare the Audit Committee Report for the annual proxy statement; and report regularly to the Board regarding the execution of its duties.

Membership

The Committee shall be composed of three or more directors as determined by the Board. The duties and responsibilities of a Committee member are in addition to those required of a director. Each Committee member shall be an independent director as determined in accordance with the Corporation’s bylaws and as defined by all applicable laws and regulations. All members of the Committee shall be “financially literate” and the Committee will have at least one member qualified as an “audit committee financial expert” as defined by applicable regulations.

Meetings

The Committee shall meet not less than six times annually. Periodically, it shall meet in executive sessions with management, the General Auditor, the independent accountants, other advisors, or other GM officers. The Committee shall periodically meet in executive session absent GM management.

The Committee shall maintain independence both in establishing its agenda and directly accessing management of GM and its subsidiaries. Annually, the Committee will reassess the adequacy of this charter, evaluate its performance, and report these and other actions to the Board of Directors with any recommendations.

Responsibilities and Duties

GM management is responsible for preparing financial statements; the Committee’s primary responsibility is oversight. To carry out this responsibility, the Committee shall undertake the following common recurring activities:

Financial Statements

• Discuss with management and the independent accountants the annual audited financial statements and quarterly financial statements prior to filing including Management’s Discussion and Analysis of Financial Condition and Results of Operations, GM’s earnings announcements as well as financial information and earnings guidance provided to analysts and rating agencies, and the results of the independent accountants’ reviews; these discussions may be general, covering types of information to be disclosed and the type of presentation to be made, and need not take place in advance. The Committee may be represented by the Chair or a subcommittee to review earnings announcements.

• Review critical accounting policies, financial reporting and accounting standards and principles (including significant changes to those principles or their application), and key accounting decisions and judgments affecting the Corporation’s financial statements. The review shall include the rationale for such choices and possible alternative GAAP treatments.

• Review and approve as necessary:

• Any commitment to an exit or disposal plan or other disposition of a long-lived asset or termination of employees under a plan of termination described in FASB Statement No. 146, paragraph 8, under which GM will incur material charges;

• Any determination or conclusion by management that GAAP requires a material charge to one or more of GM’s assets, including impairments of securities or goodwill; and

• Any determination or conclusion by management that any previously issued annual or quarterly financial statements should no longer be relied upon because of an error in the statements.

• Review the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements.

• Review with the independent accountants any audit problems or difficulties with management’s response.

• Review GM’s financial reporting process, including disclosure controls and procedures, the systems of internal control, and the independent accountants’ attestation of management’s internal control report.

• Discuss with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

• Review any disclosure of significant deficiencies in the design or operation of internal controls and any special audit steps adopted.

Independent Accountants

• Select, engage, evaluate, and, if appropriate, terminate or replace the independent accountants, including any independent accountants who audit the financial statements of direct and indirect subsidiaries of GM (i.e., companies in which GM has more than 50% of the equity interest or an equity interest of less than 50% and management control). The Committee’s selection shall be annually submitted to the Board for approval and to the stockholders for ratification. The independent accountants are accountable to the Committee and the Board of Directors. The Committee shall approve the audit engagement fees and pre-approve any non-audit services to be provided by the independent accountants.

• Review reports by the independent accountants describing: their internal quality control procedures; any material issues raised by the most recent internal quality control review, peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and all relationships between the independent accountants and GM.

• Ensure that rotation of the independent accountants’ audit partners satisfies regulatory requirements, and set clear policies about hiring current or former employees of the independent accountants.

• Review and discuss with the independent accountants the annual statement required by the Independence Standards Board (ISB) Standard No. 1.

• Review and discuss the scope and plan of the independent audit.

Internal Audit

• Review the performance of the internal audit department including the objectivity and authority of its reporting obligations, the proposed audit plans for the coming year, and the results of internal audits. Review and concur in the dismissal and appointment of the General Auditor.

Legal, Compliance, and Risk Management (NYSE)

• Establish procedures for reviewing and handling complaints or concerns received by GM regarding accounting, internal accounting controls, or auditing matters, including enabling employees to submit concerns confidentially and anonymously, and review management’s disclosure of any frauds that involve management or other employees who have a significant role in internal control.

• Review procedures and compliance processes pertaining to corporate ethics and standards of business conduct as embodied in GM’s policy, Winning With Integrity: Our Values and Guidelines for Employee Conduct and approve any significant revisions. Authorize processes for management oversight as appropriate to help assure effectiveness in compliance and ethics programs.

• Review policies and procedures with respect to officers’ expense accounts and perquisites, including their use of corporate assets and consider the results of any review of these areas by the internal auditors or the independent accountants.

• Review the assessment of management regarding legal risks identified in GM’s compliance programs, and GM’s compliance with laws and regulations designated by the FDIC as being essential for safety and soundness, compliance with regulations of the OCC relating to fiduciary activities, and compliance with other regulatory authorities.

• As the Qualified Legal Compliance Committee (QLCC), review and discuss any reports received from attorneys with respect to securities law violations and/or breaches of fiduciary duties which were reported to the General Counsel or the Chief Executive Officer and not resolved to the satisfaction of the reporting attorney.

• Discuss policies with respect to risk assessment and risk management. Such discussions should include GM’s major financial and accounting risk exposures and the steps undertaken to control them.

The Committee may diverge from this list as appropriate if circumstances or regulatory requirements change. In addition to these activities, the Committee will perform such other functions as necessary or appropriate under law, stock exchange rules, GM’s certificate of incorporation, and bylaws, and the resolutions and other directives of the Board. The Committee may obtain advice, assistance, and investigative support from outside legal, accounting, or other advisors as it deems appropriate to perform its duties, and GM shall provide appropriate funding, as determined by the Committee, for any such advisers.

Exhibit B

THE GENERAL MOTORS CORPORATION 2007 ANNUAL INCENTIVE PLAN

      1. The purposes of the General Motors Corporation 2007 Annual Incentive Plan (this “Plan”) are to reward performance and provide incentive for future endeavor to employees who contribute to the success of the business by making them participants in that success.

      2(a). The Executive Compensation Committee of the General Motors Board of Directors (the “Committee”), as from time to time constituted pursuant to the Bylaws of General Motors Corporation (the “Corporation”), may, prior to June 1, 2012, authorize the granting to employees of the Corporation of annual target awards. The Committee, in its sole discretion, shall determine the performance levels at which different percentages of such awards shall be earned, the collective amount for all awards to be granted at any one time, and the individual annual grants with respect to employees who are officers of the Corporation. The Committee may delegate to the Chief Executive Officer responsibility for determining, within the limits established by the Committee, individual award grants for employees who are not executive officers of the Corporation. All such awards shall be denominated and paid in cash (U.S. dollars or local currency equivalent).

      2(b). Prior to the grant of any target award, the Committee shall establish for each such award performance levels related to the enterprise (as defined below) at which 100 percent of the award shall be earned and a range (which need not be the same for all awards) within which greater and lesser percentages shall be earned. The term “enterprise” shall mean the Corporation and/or any unit or portion thereof, and any entities in which the Corporation has, directly or indirectly, a substantial ownership interest.

      2(c). With respect to the performance levels to be established pursuant to paragraph 2(b), the specific measures for each grant shall be established by the Committee at the time of such grant. In creating these measures, the Committee may establish the specific goals based upon or relating to one or more of the following business criteria: asset turnover, cash flow, contribution margin, cost objectives, cost reduction, earnings per share, economic value added, increase in customer base, inventory turnover, market price appreciation of the Corporation’s Common Stock, market share, net income, net income margin, operating profit margin, pre-tax income, productivity, profit margin, quality, return on assets, return on net assets, return on capital, return on equity, revenue, revenue growth, total shareholder return and/or warranty. The business criteria may be expressed in absolute terms or relative to the performance of other companies or to an index.

      2(d). If any event occurs during a performance period which requires changes to preserve the incentive features of this Plan, the Committee may make appropriate adjustments.

      2(e). Except as otherwise provided in paragraph 6, the percentage of each target award to be distributed to an employee shall be determined by the Committee on the basis of the performance levels established for such award and the performance of the applicable enterprise or specified portion thereof, as the case may be, during the performance period. Following determination of the final payout percentage, the Committee may, upon the recommendation of the Chief Executive Officer, make adjustments to awards for officers of the Corporation to reflect individual performance during such period, which for covered officers will involve only negative discretion. A covered officer is any individual whose compensation in the year of expected payment of an award, or in the year in which the Corporation will claim a tax deduction in respect of such individual’s award thereunder, will be subject to the provisions of Section 162(m) of the Internal Revenue Code, as amended, as determined by the Committee. Adjustments to awards to reflect individual performance for employees who are not executive officers of the Corporation may be made by the Chief Executive Officer. Any target award, as determined and adjusted pursuant to this paragraph 2(e) and paragraph 6, is herein referred to as a “final award.” The total aggregate final award paid to any employee for any one year shall not exceed $7.5 million. The Committee shall certify the final awards earned by covered officers in writing prior to any award payments.

      3. Subject to such additional limitations or restrictions as the Committee may impose, the term “employees” shall mean persons (a) who are employed by the Corporation, or any subsidiary (as such term is defined below), including employees who are also directors of the Corporation or any such subsidiary, or (b) who accept (or previously have accepted) employment, at the request of the Corporation, with any entity not described in 3(a) above but in which the Corporation has, directly or indirectly, a substantial ownership interest. For purposes of this Plan, the term “subsidiary” shall mean (i) a corporation of which capital stock having ordinary voting power to elect a majority of the board of directors of such corporation is owned, directly or indirectly, by the Corporation, or (ii) any unincorporated entity in respect of which the Corporation can exercise, directly or indirectly, comparable control. The Committee shall, among other things, determine when and to what extent individuals otherwise eligible for consideration shall become or cease to be, as the case may be, employees for purposes of this Plan and shall determine when, and under what circumstances, any individual shall be considered to have terminated employment for purposes of this Plan. To the extent determined by the Committee, the term employees shall be deemed to include former employees and any beneficiaries thereof. For purposes of this Plan, a “participant” shall mean an employee who receives an award hereunder.

      4(a). Target awards which have become final awards may be subject to a vesting schedule established by the Committee. Except as otherwise provided in this Plan, no final award (or portion thereof) subject to a vesting schedule shall be paid prior to vesting and the unpaid portion of any final award shall be subject to the provisions of paragraph 6. The Committee shall have the authority to modify a vesting schedule as may be necessary or appropriate in order to implement the purposes of this Plan. As a condition to the vesting of all or any portion of a final award the Committee may, among other things, require an employee to enter into such agreements as the Committee considers appropriate and in the best interests of the Corporation, except for awards that vest pursuant to paragraph 12 of this Plan.

      4(b). With respect to target awards which have become final awards as provided in paragraph 2(e), the Committee may, in its discretion, pay to the participant interest on all portions thereof which are unvested. No holder of a target award shall have any rights to interest prior to such target award becoming a final award. Any interest payable with respect to such unvested final awards shall be paid at such times, in such amounts, and in accordance with such procedures as the Committee shall determine.

      5(a). An employee shall be eligible for consideration for a target award based on such criteria as the Committee shall from time to time determine.

      5(b). No target award shall be granted to any director of the Corporation who is not an employee at the date of grant.

      6(a). Payment of any final award (or portion thereof) to an individual employee shall be subject to the satisfaction of the conditions precedent that such employee: (i) continue to render services as an employee (unless this condition is waived by the Committee), (ii) refrain from engaging in any activity which, in the opinion of the Committee, is competitive with any activity of the Corporation or any subsidiary (except that employment at the request of the Corporation with an entity in which the Corporation has, directly or indirectly, a substantial ownership interest, or other employment specifically approved by the Committee, shall not be considered to be an activity which is competitive with any activity of the Corporation or any subsidiary) and from otherwise acting, either prior to or after termination of employment, in any manner inimical or in any way contrary to the best interests of the Corporation, and (iii) furnish to the Corporation such information with respect to the satisfaction of the foregoing conditions precedent as the Committee shall reasonably request. Except as otherwise provided under paragraph 6(c) below, the failure by any employee to satisfy such conditions precedent shall result in the immediate cancellation of the unvested portion of any final award previously made to such employee and such employee shall not be entitled to receive any consideration in respect of such cancellation.

      6(b). If any employee is dismissed for cause or quits employment without the prior consent of the Corporation, the unvested portion of any final award previously made to such employee shall be cancelled as of the date of such termination of employment, and such employee shall not be entitled to receive any consideration in respect of such cancellation.

      6(c). Upon termination of an employee’s employment for any reason other than as described in (b) above, the Committee may, but shall not in any case be required to, waive the condition precedent relating to the continued rendering of services in respect of all or any specified percentage of the unvested portion of any final award, as the Committee shall determine. To the extent such condition precedent is waived, the Committee may accelerate the vesting of all or any specified percentage of the unvested portion of any final award.

      6(d). For purposes of this Plan, a qualifying leave of absence, determined in accordance with procedures established by the Committee, shall not constitute a termination of employment, except that a final award shall not vest during a leave of absence granted an employee for local, state, provincial, or federal government service.

      6(e). If employment of an employee is terminated by death, all final awards not currently vested shall immediately vest.

      7. Subject to paragraph 6, all final awards which have vested in accordance with the provisions of this Plan shall be paid in cash promptly following the determination of such final award or such vesting, if applicable, but not later than two and one-half months after the end of the calendar year in which determination, or vesting, if applicable occurs. If the Corporation shall have any unpaid claim against an employee arising out of or in connection with the employee’s employment with the Corporation, such claim may be offset against awards under this Plan. Such claim may include, but is not limited to, unpaid taxes, the obligation to repay gains pursuant to paragraph 6(c)(iv) of the General Motors Corporation 2007 Long-Term Incentive Plan, or corporate business credit card charges.

      8. To the extent that any employee, former employee, or any other person acquires a right to receive payments or distributions under this Plan, such right shall be no greater than the right of a general unsecured creditor of the Corporation. All payments and distributions to be made hereunder shall be paid from the general assets of the Corporation. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between the Corporation and any employee, former employee, or any other person.

      9. The expenses of administering this Plan shall be borne by the Corporation.

      10. Except as otherwise determined by the Committee, with the exception of transfer by will or the laws of descent and distribution, no target or final award shall be assignable or transferable and, during the lifetime of the employee, any payment in respect of any final award shall be made only to the employee. An employee shall designate a beneficiary or beneficiaries to receive all or part of the amounts to be distributed to the employee under this Plan in case of death. A designation of beneficiary may be replaced by a new designation or may be revoked by the employee at any time. A designation or revocation shall be on forms prescribed by and filed with the Secretary of the Committee. In case of the employee’s death, the amounts distributable to the employee under this Plan with respect to which a designation of beneficiary has been made (to the extent it is valid and enforceable under applicable law) shall be distributed in accordance with this Plan to the designated beneficiary or beneficiaries. The amount distributable to an employee upon death and not subject to such a designation shall be distributed to the employee’s estate or legal representative. If there shall be any question as to the legal right of any beneficiary to receive a distribution under this Plan, the amount in question may be paid to the estate of the employee, in which event the Corporation shall have no further liability to any party with respect to such amount.

      11. Full power and authority to construe and interpret this Plan shall be vested in the Committee. To the extent determined by the Committee, administration of this Plan, including, but not limited to (a) the selection of employees for participation in this Plan, (b) the determination of the number of installments, and (c) the determination of the vesting schedule for final awards, may be delegated to the Chief Executive Officer; provided, however, the Committee shall not delegate to the Chief Executive Officer any powers, determinations, or responsibilities with respect to executive officers of the Corporation. Any person who accepts any award hereunder agrees to accept as final, conclusive, and binding all determinations of the Committee and the Chief Executive Officer. The Committee shall have the right, in the case of participants not employed in the United States, to vary from the provisions of this Plan in order to preserve the incentive features of this Plan.

      12(a). Upon the occurrence of a Change in Control and the termination of the employment of an employee within three years thereafter (i) by the Corporation other than for gross negligence or deliberate misconduct which demonstrably harms the Corporation or, (ii) by the participant for Good Reason, all outstanding awards granted under this Plan shall vest and be paid at the threshold award level, or, if greater, at the level resulting from the Corporation’s actual performance based on the most recent forecast approved by the Committee immediately prior to the Change in Control. Awards shall be prorated based on the number of days in the performance period occurring prior to such payment as a percentage of the total number of days in the performance period.

      12(b). If a Change in Control shall occur during a performance period, an employee whose employment terminates during such performance period prior to such Change in Control under circumstances in which such employee’s award hereunder was prorated and to be paid when final awards were determined hereunder shall be entitled to receive payment of such final prorated award at the conclusion of the performance period at the threshold level or, if greater, at the level resulting from the Corporation’s actual performance. Any such award shall be prorated in the same manner as in paragraph 12(a).

      12(c). A “Change in Control” shall mean the occurrence of any one of the following:

      (i) any “person” or “group” as those terms are used in the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), other than any employee benefit plan of GM or a trustee or other administrator or fiduciary holding securities under an employee benefit plan of the Corporation, is or becomes the current beneficial owner, within the meaning of Rules 13d-3 and 13d-5 promulgated under the Exchange Act, of GM securities representing in the aggregate 20 percent or more of the combined voting power of GM’s then outstanding securities entitled to vote in general matters coming before stockholders of the Corporation, whether in a meeting or otherwise; provided, however, that the provisions of this subsection (a) are not intended to apply to or include as a Change in Control any transaction that is specifically excepted from the definition of Change in Control under subsection (iii) below.

      In the event that the application of this subsection (i) to an occurrence that has taken place or may take place raises interpretive issues regarding the foregoing definitions of “person” and “group,” a duly adopted resolution of the Board of Directors of the Corporation or the Directors and Corporate Governance Committee, or a successor thereof (the “DCG Committee”), determining that a Change in Control, as defined in this subsection (i), has occurred or will occur shall be final, binding, and conclusive for all purposes under the terms of this Plan, and no revocation of that decision, rescission of that resolution, or change to the terms hereof shall alter the effect of the resolution of the Board of Directors or the D&CG Committee that such occurrence does or will constitute a Change in Control, unless the effect of such rescission, revocation, change, or alteration shall not have an adverse effect on employees covered by this Plan to the extent they have benefited or will benefit by reason of such resolution;

      (ii) during any two-year period, Incumbent Directors, as hereinafter defined, cease for any reason to constitute a majority of the Board. For purposes of this paragraph, “Incumbent Directors” shall mean the directors of the Corporation on the date of adoption of this Plan and any new directors whose election by the Board or nomination for election by the Corporation’s stockholders was approved by at least two-thirds of the directors still in office who were Incumbent Directors (including individuals whose appointment or election to office after the date of adoption of this Plan satisfied the requirements of this paragraph); provided, however, that, notwithstanding the foregoing, no individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 or Regulation 14A promulgated under the Exchange Act or successor statutes or rules containing analogous concepts) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate, or other entity or “person” other than the Board, shall in any event be considered to be an Incumbent Director;

      (iii) GM merges, consolidates, or combines with any other corporation or other entity, other than a merger, consolidation, combination, or any similar transaction, without regard to the form thereof, (A) that would result in all or a portion of the voting securities of GM outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or parent entity thereof) securities representing more than 50 percent of the combined voting power of the voting securities of GM or such surviving entity (or parent entity thereof) outstanding immediately after such merger or consolidation and (B) by which the corporate existence of GM is not affected and following which GM’s Chief Executive Officer would retain his or her position with GM and the GM directors would remain on the Board of the Corporation and constitute a majority thereof; provided, however, that if GM is not the ultimate parent of the controlled group of which it is a member, references to GM in clause (B) of this subsection shall be deemed to refer to such ultimate parent of the Corporation or its successor;

      (iv) GM sells or otherwise disposes of all or substantially all of its assets; or

      (v) the stockholders of the Corporation approve a plan of complete liquidation of GM.

      12(d). “Good Reason” for termination by the participant of the participant’s employment shall mean the occurrence (without the participant’s express written consent) of any one of the following acts by the Employer, or failures by the Employer to act, following the occurrence of a Change in Control:

      (i) a significant adverse change in the participant’s authority, duties, responsibilities, or position from those in effect immediately prior to the Change in Control; provided that, notwithstanding the foregoing, the following are not “Good Reason:” (A) an isolated, insubstantial, and inadvertent action not taken in bad faith and which is remedied by the Employer promptly after receipt of notice thereof given by the participant, or (B) for employees below the level of executive vice president, a change of less than two levels in the position to which the participant reports, or (C) a change in the person to whom the participant reports;

      (ii) a reduction in the participant’s annual base salary as in effect immediately prior to the Change in Control or as the same may be increased from time to time following the Change in Control, or a reduction in the level of the participant’s incentive opportunity under the incentive plans as in effect immediately prior to the Change in Control or as the same may be increased from time to time following the Change in Control;

      (iii) the Employer’s requiring the participant to change the principal workplace location at which the participant is based to a location that is greater than 50 miles distant from such participant’s principal workplace location immediately prior to the date of such change of location;

      (iv) the failure by the Corporation or the Employer (as applicable) to pay to the participant (A) any portion of the participant’s annual base salary, (B) any awards earned pursuant to the incentive plans or (C) any portion of an installment of deferred compensation under any deferred compensation program of the Corporation or any of its Subsidiaries, in each case within seven days of the date such compensation is due;

      (v) the failure by the Corporation or the Employer (as applicable) to continue in effect any compensation plan or program in which the participant participates immediately prior to the Change in Control and which is material to the participant’s total compensation, including, without limitation, the incentive plans or any plans or programs adopted in substitution thereof prior to the Change in Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan or program) has been made with respect to such plan or program, or the failure by the Corporation or the Employer (as applicable) to continue the participant’s participation therein (or in such substitute or alternative plan or program) on a basis not materially less favorable, both in terms of the amount of opportunities provided and the level of the participant’s participation relative to other positions, as existed at the time of the Change in Control;

      (vi) the failure by the Corporation or the Employer (as applicable) to continue to provide the participant with benefits substantially similar to those enjoyed by the participant in the aggregate under any of the Corporation’s or the Employer’s (as applicable) pension and retirement, fringe benefit and welfare plans, including life insurance, medical, health and accident, disability, and vacation plans and programs in which the participant participates immediately prior to the Change in Control or the taking of any action by the Corporation or the Employer (as applicable) which would directly or indirectly materially reduce any of such benefits or deprive the participant of any material fringe benefits enjoyed by the participant immediately prior to the Change in Control;

      (vii) the failure by the Corporation or the Employer (as applicable) to continue to provide the participant with indemnification and insurance coverage under the Corporation’s Certificate of Incorporation, Bylaws, and any applicable agreement to which the participant is a party or of which the participant is a beneficiary, which is substantially the same as that enjoyed by the participant under any such instruments or arrangements immediately prior to the Change in Control;

      (viii) the failure of the Corporation to obtain a satisfactory agreement from any successor to assume and agree to perform this Plan; or

      (ix) any purported termination of the participant’s employment by the Corporation or the Employer (as applicable) which is not effected pursuant to a Notice of Termination.

      The participant’s right to terminate the participant’s employment for Good Reason shall not be affected by the participant’s incapacity due to physical or mental illness.

      The participant’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder. Notwithstanding the foregoing, the occurrence of an event that would otherwise constitute Good Reason hereunder shall cease to be an event constituting Good Reason if (i) the participant fails to provide the Corporation with notice of the occurrence of any of foregoing within the 90-day period immediately following the date on which the participant first becomes aware (or reasonably should have become aware) of the occurrence of such event, (ii) the participant fails to provide the Corporation with a period of at least 30 days from the date of such notice to cure such event prior to terminating his or her employment for Good Reason or (iii) Notice of Termination is not provided to the Corporation by the participant within 90 days following the day on which the 30-day period set forth in the preceding clause (ii) expires; provided, that the notice period required by clause (ii) and referred to in clause (iii) shall end two days prior to the third anniversary of the Change in Control in the event that the third anniversary of the Change in Control would occur during such thirty-day period.

      12(e). “ Employer” shall mean, as applicable to any participant, the Corporation or Subsidiary that employs the participant.

      12(f). “Notice of Termination” shall mean a notice that indicates the basis for any termination of employment and sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of a participant’s employment.

      12(g). “Person” shall mean any individual, corporation, partnership, association, limited liability corporation, joint-stock corporation, trust, unincorporated organization, or government or political subdivision thereof, including any employee or participant of the Corporation and its subsidiaries.

      12(h). “Subsidiary” shall mean (a) a corporation in which capital stock having ordinary voting power to elect a majority of the board of directors is owned, directly or indirectly, by the Corporation and (b) any unincorporated entity in respect of which the Corporation can exercise, directly or indirectly, control comparable to that described in clause (a).

      12(i). The preceding provisions of this section 12 shall apply notwithstanding any other provision of the Plan to the contrary, unless the Committee shall have expressly provided in any applicable award for different provisions to apply in the event of a Change in Control. For the avoidance of doubt, any such different provisions may be more or less favorable to either of the parties to the award, but if the application of such different provisions is unclear, uncertain, or ambiguous, the provisions of this section 12 shall govern.

      13. If the implementation of any of the foregoing provisions of this Plan would cause an employee or participant to incur adverse tax consequences under Section 409A of the Code, the implementation of such provision shall be delayed until, or otherwise modified to occur on, the first date on which such implementation would not cause adverse tax consequences under Section 409A.

      14. Notwithstanding anything in this Plan to the contrary, any award made to a participant under this Plan is subject to being called for repayment to the Corporation in any situation where the Board of Directors or a committee thereof determines that fraud, negligence, or intentional misconduct by the participant was a significant contributing factor to the Corporation having to restate all or a portion of its financial statement(s). The determination regarding employee conduct and repayment under this provision shall be within the sole discretion of the Committee and shall be final and binding on the participant and the Corporation.

      15. The Committee, in its sole discretion, may, at any time, amend, modify, suspend, or terminate this Plan provided that no such action shall (a) adversely affect the rights of an employee with respect to previous target awards or final awards under this Plan (except as otherwise permitted under paragraphs 2(d), 4, or 6), and this Plan, as constituted prior to such action, shall continue to apply with respect to target awards previously granted and final awards which have not been paid, or (b) without the approval of the stockholders, (i) increase the limit on the maximum amount of final awards provided in paragraph 2(e), or (ii) render any director of the Corporation who is not an employee at the date of grant or any member of the Executive Compensation Committee or the Audit Committee, eligible to be granted a target award, or (iii) permit any target award to be granted under this Plan after May 31, 2012. For the avoidance of default, the provisions of section 12(c) may be amended by the Board, if necessary, or desirable to be compliant or consistent with, or to avoid adverse consequences to participants under Section 409A of the Code.

      16. Every right of action by, or on behalf of, the Corporation or by any stockholder against any past, present, or future member of the Board of Directors, officer, or employee of the Corporation or its subsidiaries arising out of or in connection with this Plan shall, irrespective of the place where action may be brought and irrespective of the place of residence of any such director, officer, or employee, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action arises. Any and all right of action by any employee (past, present, or future) against the Corporation arising out of or in connection with this Plan shall, irrespective of the place where an action may be brought, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action arises. This Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware and construed accordingly.

      17. This Plan shall be effective on June 5, 2007, if approved by the stockholders of the Corporation at the 2007 annual meeting.

Exhibit C

GENERAL MOTORS CORPORATION 2007 LONG-TERM INCENTIVE PLAN

SECTION 1. PURPOSE

The purpose of the General Motors Corporation 2007 Long-Term Incentive Plan (“the Plan”) is to provide incentives to Employees for the creation of stockholder value through Awards of Stock Options, Restricted Stock Units, and Performance Awards. The Corporation believes that these incentives will stimulate the efforts of Employees toward the long-term success of the Corporation and its Subsidiaries, as well as assist in the recruitment of new Employees. Capitalized terms as used in the Plan shall have the definitions as set forth in Section 15 of the Plan.

SECTION 2. ADMINISTRATION

(a) The Plan shall be administered by the Committee. The Committee shall have full discretionary power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to (i) select the Employees of the Corporation and its Subsidiaries to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by or relating to each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property, or canceled or suspended; (vi) determine whether, to what extent, and under what circumstances payment of cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (vii) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (viii) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(b) The Committee may, in its sole discretion, and subject to the provisions of the Plan and applicable law, from time to time delegate any or all of its authority to administer the Plan to the Corporation’s Chief Executive Officer, except that no such delegation shall be made in the case of Awards to Employees who are executive officers of the Corporation. The Chief Executive Officer may only grant Awards within the maximum number of Shares authorized for grant under the Plan and in accordance with the terms established by the Committee.

(c) The decisions of the Committee shall be final, conclusive and binding with respect to the interpretation and administration of the Plan and any grant made under it. The Committee shall make, in its sole discretion, all determinations arising in the administration, construction or interpretation of the Plan and Awards under the Plan, including the right to construe disputed or doubtful Plan or Award terms and provisions, and any such determination shall be conclusive and binding on all Persons.

SECTION 3. SHARES SUBJECT TO THE PLAN

(a) Subject to the provisions of Section 3(c) below, the aggregate number of Shares with respect to which Awards of Options or Restricted Stock Units may be granted under this Plan shall not exceed 16,000,000; provided, however, subject to the provisions of Section 3(c), the maximum number of Shares which may be granted in the form of Restricted Stock Units under this Plan shall not exceed 1,500,000 shares of Common Stock. Subject to the provisions of Section 3(c), no individual may be granted Options in any calendar year covering more than1,000,000 shares and no individual may be granted Restricted Stock Units in any calendar year covering more than 250,000 shares of Common Stock. Performance Awards granted under the Plan that are by their terms to be settled in cash will not count against the approved share reserve.

(b) Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares purchased in the open market or otherwise. If Shares are purchased in the open market for delivery upon the exercise or settlement of an Award, they shall be held in a treasury account specifically designated for such Awards.

(c) In the event of any merger, reorganization, consolidation, re-capitalization, stock dividend, stock split, extraordinary cash dividend, or other change in Corporate structure affecting the Corporation’s Shares, the Committee shall make such adjustments in the aggregate number of Shares which may be delivered under this Plan, the individual Award maximums, the number and Option price of Shares subject to outstanding Options and the number of Shares subject to Awards granted under this Plan (provided the number of Shares subject to any Award shall always be a whole number), as may be determined to be appropriate by the Committee in order to prevent unintended enhancement or diminution of the benefits or potential benefits intended to be conferred on Participants pursuant to Awards granted hereunder.

(d) Shares underlying Substitute Awards shall not reduce the number of Shares available for Awards hereunder.

(e) For avoidance of doubt, Shares which are tendered in an Option exercise to pay the exercise price or tax obligation, or Shares withheld from an Option exercise to satisfy the exercise price or tax obligation arising therefrom will not become available to grant under the terms of this Plan. Shares previously granted under this Plan or the 2002 Stock Incentive Plan which are forfeited following termination of employment shall again become available for grant under the terms of this Plan.

SECTION 4. ELIGIBILITY

Any Employee shall be eligible to be selected as a Participant; provided, however, that Incentive Stock Options shall only be awarded to Employees of the Corporation, or a parent or subsidiary, within the meaning of Section 424 of the Code. Substitute Awards may be granted to any holder of an Award granted by a company acquired by the Corporation or with which the Corporation combines.

SECTION 5. CONDITIONS PRECEDENT

(a) Except for Awards that vest pursuant to Section 9 of this Plan, settlement or exercise of any Award (or portion thereof) to or by an individual Participant shall be subject to the satisfaction of the following conditions precedent that such Participant: (i) continue to render services as an Employee through the later of the first anniversary of the date of grant or the date specified upon which vesting (in whole or in part) will occur (unless this condition is waived by the Committee and Section 6(c)(iii)(B) shall constitute a partial such waiver), (ii) refrain from engaging in any activity which, in the opinion of the Committee, is competitive with any activity of the Corporation or any Subsidiary (except that employment at the request of the Corporation with an entity in which the Corporation has, directly or indirectly, a substantial ownership interest, or other employment specifically approved by the Committee, shall not be considered to be an activity which is competitive with any activity of the Corporation or any Subsidiary) and from otherwise acting, either prior to or after termination of employment with the Corporation or any Subsidiary, in any manner the Committee finds to be inimical or in any way contrary to the best interests of the Corporation, and (iii) furnish to the Corporation such information with respect to the satisfaction of the foregoing conditions precedent as the Committee or Corporation shall request. If the Committee shall determine that such Participant has failed to satisfy either of the foregoing conditions (i) or (ii) precedent, all Awards granted to such Participant shall be immediately canceled.

(b) As used in this Section 5, the term Participants shall include the beneficiary or beneficiaries designated by such Participant as provided in Section 13(a) hereof, or if no such designation of any beneficiary or beneficiaries has been made, the Participant’s legal representative or other persons entitled to any payment or benefit with respect to the Participant pursuant to this Plan. As a further condition precedent to the vesting and settlement or exercise of all or any portion of an Award, the Committee may, among other things, require a Participant to enter into such Participant agreements as the Committee considers appropriate and in the best interests of the Corporation.

SECTION 6. STOCK OPTIONS

Options may be granted hereunder to any Employee, either alone or in addition to other Awards granted under the Plan and shall be subject, in addition to the other terms and conditions of the Plan, to the following terms and conditions:

(a) The Option price per Share shall not be less than the Fair Market Value (and in no event less than the par value) of the Shares on the date the Option is granted, except in the case of Substitute Awards.

(b) Determination as to whether the Options granted shall be “Incentive Stock Options” (“ISO’s”) (within the meaning of Section 422 of the Code), or non-qualified options, and as to any restrictions which shall be placed on Options, shall be made by the Committee under such procedures as it may, from time to time, determine and each Option granted hereunder shall be identified as either an ISO or a non-qualified stock option at the time of grant.

(c) Terms of Options. Options granted under this Plan shall be subject to the following provisions, except as otherwise determined by the Committee:

(i) Vesting and Exercise. Except in the case of death or except as set forth in Section 6(c)(iii)(B) or as set forth in Section 9, no Option shall vest or become exercisable prior to the first anniversary date of the date of the Option grant (or such other date as may be established by the Committee or its delegate(s)); and after such date Options shall be exercisable only in accordance with the terms and conditions established at the time of grant. Unless otherwise specified at the date of grant, beginning on the first anniversary date of the Option grant, stock Options will vest and become exercisable in one-third increments. Subject to paragraph 6(c)(iii), the first increment will vest on or after the first anniversary date and the second and third increments will vest on or after the second and third anniversaries of the date of grant.

(ii) Term of the Option. The normal expiration date of the Option shall be determined at the time of grant, provided that each such Option shall expire not more than ten years after the date of grant.

(iii) Termination of Employment. Notwithstanding the following provisions, the Committee may from time to time determine in its discretion that optionees retiring from the organization during specified time periods under specified circumstances may vest and retain some portion of those Options granted in the year the retirement occurs.

(A) If the Participant quits employment with the Corporation or is terminated by the Corporation for inadequate job performance, or for willful misconduct harmful to the Corporation, all unvested and vested Options shall be forfeited as of the date that such grounds for termination first exist.

(B) If an Employee retires from the Corporation at age 55 or older with ten or more years of credited service (or for a Participant who is a tax resident of a location outside the United States at equivalent normal retirement age in such Country), subject to the other terms and conditions of the Plan, all Options will vest immediately, including Options granted within the prior 12 months, provided that such Employee shall have remained employed until December 31 of the year of grant, and will be exercisable until the expiration date of such Option.

(C) If employment is terminated by reason of death, all Options shall immediately vest and remain exercisable until the third anniversary of the date of death or, if earlier, the expiration date of such Option.

(D) If an employee becomes disabled, Options will continue to vest and become exercisable in accordance with the original terms of the grant while the Employee remains on the disability leave and, subject to the other terms and conditions of the Plan, vested Options will remain exercisable for the full remaining term.

(E) If employment terminates for any reason other than as set forth above (including, for the avoidance of doubt, retirement not meeting the conditions set forth in Section 6(c)(iii)(B) or other voluntary termination with the consent of the Corporation), subject to the other terms and conditions of the Plan, all vested Options will remain exercisable until the third anniversary of the date of termination of employment or, if earlier, the expiration date of such Option.

(F) If employment terminates for any reason (other than death) prior to the first anniversary of the date an Option is granted, except as provided in Section 6(c)(iii)(B) the Option shall be forfeited and terminate on the date of termination of employment.

(iv) Forfeiture of Gains on Exercise. If the Employee terminates employment in breach of the covenants and conditions precedent set forth in Section 5(a) and becomes employed by a competitor of the Corporation within one year after the date of exercise of any Option, the employee shall pay to the Corporation an amount equal to any gain from such exercise. The gain will be determined by multiplying the difference between the mean of the highest and lowest market price as reported in The Wall Street Journal (or, if such prices are not reported in The Wall Street Journal, in another reliable, widely available source of such prices as designated by the Committee) for the date of the Option exercise and the exercise price of the Option (without regard to any subsequent market price decrease or increase) by the number of Option shares exercised. Any such Option gain realized by the Employee from exercising an Option shall be paid by the Employee to the Corporation within thirty days of the employment termination date or if later, the date in which employment with a competitor commences. By accepting an Option grant under this Plan, the Employee consents, to the extent permitted by law, to a deduction of an amount equal to such Option gain from any amounts the Corporation owes the Employee, including, but not limited to, amounts owed as wages or other compensation, fringe benefits, or vacation pay.

(v) Leave of Absence. For purposes of this Plan, a qualifying leave of absence shall not constitute a termination of employment, except that an Option shall not be exercisable during a leave of absence granted an Employee for civilian local, state, provincial, or federal government service other than military service.

(vi) Payment of Exercise Price. All Shares purchased upon exercise of any Option shall be paid for in full at the time of purchase or adequate provision for such payment shall be made. Such payment shall be made (A) in cash, (B) through delivery or constructive delivery of Shares (provided that the Shares, other than Shares purchased on the open market, must be held for at least six months or to the extent required to obtain favorable tax treatment), or (C) a combination of cash and stock. Any Shares delivered as a result of an Option exercise shall be valued at their Fair Market Value on the exercise date of the Option. To the extent authorized by the Committee, any exercise of an Option granted under this Plan may be made in accordance with any cashless exercise program approved by the Committee.

SECTION 7. RESTRICTED STOCK UNITS

(a) Restricted Stock Unit Awards may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. RSU’s are valued by reference to a designated number of Shares, with such restrictions as the Committee, in its sole discretion, may impose, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate. Any RSU Award shall be subject to the following terms and conditions and to such other terms and conditions as the Committee shall deem advisable or appropriate, consistent with the provisions of the Plan as herein set forth.

(b) Terms of Restricted Stock Units. RSUs granted under this Plan shall, in addition to the other terms and conditions of the Plan, be subject to the following provisions,

(i) Vesting. Except for RSU Awards that vest pursuant to Section 9 of this Plan, or that vest in the case of death, as set forth in Section 7(b)(ii)(B) below, and exceptions set forth in 7(b)(ii)(A), no RSU award shall vest prior to the third anniversary date of the Award date (or such other date as may be established by the Committee or its delegate(s)); after such date, RSU Awards shall vest or be settled only in accordance with the terms and conditions established at the time of grant which may also include performance conditions.

(ii) Termination of Employment. If the Corporation or Participant terminates the Participant’s employment before a RSU Award or any portion thereof vests, the unvested portion of any RSU Award then held by such Participant will be terminated, except as follows:

(A) If a Participant retires from the Corporation at age 55 or older with ten or more years of credited service (or for a Participant who is a tax resident of a location outside the United States at equivalent normal retirement age in such country), subject to the other terms and conditions of the Plan, all restrictions on such Awards of RSUs will immediately lapse, and stock will be delivered in payment of such RSUs in accordance with the original settlement schedule set forth in such Award. A retirement prior to age 55 or otherwise not meeting the condition set forth above shall be treated as a voluntary resignation, governed by the general rule set forth in Section 7(b)(ii) above, unless the Committee approves another treatment of the Award in writing.

(B) If a Participant’s employment is terminated by reason of death, all RSU Awards shall immediately vest and be settled. All restrictions on such Shares will lapse effective as of the date of employment termination, and stock will be delivered in payment of such RSUs as promptly as is practicable.

(C) If a Participant becomes disabled or is on any other type of leave of absence, unvested RSU Awards will continue to vest and be settled in accordance with the original vesting and settlement schedule while the Employee remains on the disability leave.

Notwithstanding the foregoing provisions, the Committee may at any time determine that RSU Awards shall vest or terminate on the date of Notice of Termination, or such later date, as it may deem appropriate. In addition, the Committee may from time to time determine in its discretion that Participants retiring from the Corporation during specified time periods under specified circumstances may vest and retain some portion of those Awards granted in the year the retirement occurs, settlement to occur in accordance with the original settlement schedule.

(c) The Committee may designate whether any RSU Award is intended to be a Qualified Performance Award. Any such Qualified Performance Award shall comply with the provisions of Section 10 hereof.

SECTION 8. PERFORMANCE AWARDS

Performance Awards may be granted hereunder to any Participant, either alone or in addition to other Awards granted under the Plan and shall, in addition to the other terms and conditions of the Plan, be subject to the following terms and conditions, and such other terms and conditions as the Committee shall deem advisable or appropriate, consistent with the provisions of the Plan:

(a) Performance Awards will be denominated in units, each having a value equal to one Share, and will be paid in cash. The performance levels to be achieved for each Performance Period and the amount of the Performance Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis. The Committee may designate whether any Performance Award, either alone or in addition to other Performance Awards granted under the Plan is intended to be a Qualified Performance Award. Any such Qualified Performance Award shall comply with the provisions of Section 10 hereof. Performance Awards are subject to the Participant’s continued compliance with the conditions precedent of Section 5 hereof, and any other conditions set forth by the Committee at any time.

(b) Prior to the grant of any Performance Award, the Committee shall establish for each such Award (i) performance measures and levels related to the enterprise (as defined below) and/or individual performance at which 100% of the Performance Award shall be earned and, if determined by the Committee, a range (which need not be the same for all Performance Awards) within which greater or lesser percentages shall be earned and (ii) a Performance Period. The term “enterprise”, for purposes of this Section 8, shall mean the Corporation and/or any unit or portion thereof, and any entities in which the Corporation has, directly or indirectly, a substantial ownership interest.

(c) If any event occurs during a Performance Period that requires changes to preserve the incentive features of this Plan, the Committee may make such adjustments, except that the Committee may not make any such adjustment to a Qualified Performance Award that is not permitted under Section 10(d). Following determination of the percentage of the Award earned, the Committee may, upon the recommendation of the Corporation’s Chief Executive Officer, make adjustments to reflect individual performance during such period, except that any such adjustment to a Qualified Performance Award shall comply with Section 10. No distribution with respect to any Performance Award (or portion thereof) shall be made if the minimum performance level applicable to the related target Performance Award is not achieved during the applicable Performance Period, except as otherwise provided below or in Section 9.

(d) If, upon termination of a Participant’s employment prior to the end of any Performance Period but after a minimum twelve months of participation in the performance period for a reason other than death, the Committee may determine to waive any condition precedent of continuing to render services as provided in Section 5, and the target Performance Award granted to such Participant with respect to such Performance Period and, as applicable, any portion thereof, shall be reduced pro rata based on the number of months remaining in the Performance Period after the month of such termination and such Performance Award will be paid at the time it would have been paid absent an employment termination. The Performance Award for such Participant shall be determined by the Committee (i) on the basis of the performance levels established for such Performance Award (including the minimum performance level) and the performance level achieved through the end of the Performance Period and (ii) at the discretion of the Committee, on the basis of individual performance during the period prior to such termination. During a qualifying leave of absence, the Participant’s target Performance Award will be reduced pro rata based on the number of months during which such person was on such leave of absence during the Performance Period. A target Performance Award shall not vest during a leave of absence granted a Participant for civilian local, state, provincial, or federal government service other than military service.

(e) Upon termination of a Participant’s employment by reason of death prior to the end of any Performance Period, but subject to a minimum of twelve months employment during such Performance Period, the target Performance Award granted to such Participant with respect to such Performance Period, except as otherwise provided in Section 8(c), shall be reduced pro rata based on the number of months remaining in the Performance Period after the month of such Participant’s death. The percentage of the reduced target Performance Award to be distributed in respect of such Participant shall be determined by the Committee (i) on the basis of the performance levels established for such Performance Award (including the minimum performance level) and the performance level achieved through the end of the fiscal year during which such Participant died and (ii) in the discretion of the Committee, on the basis of individual performance during the applicable period. Such pro rata Performance Awards will be paid as promptly as practicable.

(f) If the performance levels established for any target Performance Award are based on the performance of a specified portion of the enterprise and that portion is sold or otherwise disposed of or reorganized or the Participant is transferred to another portion of the enterprise prior to the end of the Performance Period, the target Performance Award granted to such Participant with respect to such Performance Period shall be reduced pro rata based on the number of months remaining in the Performance Period after the month of such event. The Performance Award for such Participant shall be determined by the Committee (i) on the basis of the performance levels established for such Performance Award (including the minimum performance level) and the performance level achieved, in the case of a sale, disposition, or reorganization of the applicable portion of the enterprise, through the end of the fiscal year during which such event occurs or, in the case of a transfer of the Participant, through the end of the Performance Period and (ii) in the discretion of the Committee, on the basis of individual performance during the applicable Performance Period. In addition, in any such case, the Committee may, in its discretion, further adjust such Performance Award upward or downward, as it may deem appropriate and reasonable. Awards so determined will be paid as promptly as practicable.

(g) If a Participant is promoted during the Performance Period with respect to any target Performance Award, such target Performance Award may, in the discretion of the Committee, be increased to reflect such Participant’s new responsibilities.

SECTION 9. CHANGE IN CONTROL PROVISIONS

Upon the occurrence of a Change in Control (as defined in Section 15(c)):

(a) Outstanding Options shall be treated as described in subsection (b); outstanding Restricted Stock Units shall be treated as described in subsection (c) and Performance Awards shall be treated as described in subsection (d).

(b) (i) If in connection with the Change in Control, any outstanding Option is not continued in effect or converted into an Option to purchase stock of the survivor or successor parent corporation in a manner that complies with Sections 424 and 409A of the Internal Revenue Code, such outstanding Option(s) shall vest and become fully exercisable.

    (ii) If outstanding Options are continued or converted as described in Section 9(b)(i), then upon the occurrence of a Qualifying Termination of the holder thereof, such Options shall vest and become fully exercisable.

(c) (i) If in connection with the Change in Control, any outstanding RSU is not continued in effect or converted into a unit representing an interest in stock of the survivor or successor parent corporation on a basis substantially equivalent to the consideration received by stockholders of the Corporation in connection with the Change in Control, such outstanding RSU(s) shall vest and be immediately due and payable.

    (ii) If any outstanding RSU(s) is continued or converted as described in Section 9(c)(i), then upon occurrence of a Qualifying Termination of the holder thereof, such RSU(s) shall vest in full and shall be immediately due and payable.

(d) (i) If in connection with the Change in Control, any outstanding Performance Award or Qualified Performance Award is not continued in effect or converted into an Award relating to the stock of the successor or survivor parent corporation on a substantially equivalent basis, taking into account for this purpose the consideration, if any, received by stockholders of the Corporation and the performance conditions applicable to the Awards immediately prior to the Change in Control, then all such outstanding Performance Awards and Qualified Performance Awards shall be paid at the threshold level, or, if greater, at the level resulting from the Corporation’s actual performance, giving effect to the transaction constituting the Change in Control. Any Awards for which payment is made shall be pro-rated based on the number of days in the Performance Period occurring prior to such payment.

    (ii) If any outstanding Performance Award or Qualified Performance Award is continued or converted as described in Section 9(d)(i), then upon a Qualifying Termination of the holder thereof, such Award shall be paid at the threshold level, or, if greater, at the level resulting from the Corporation’s actual performance. For purposes hereof, the Corporation’s actual performance shall be measured at the time of the Change in Control, giving effect to the transaction constituting the Change in Control or, if measurement of such performance at the time of termination of employment is practicable, and if such measurement would result in better Corporation performance, at the time of the Qualifying Termination Any Award for which payment is made shall be pro-rated based on the number of days in the Performance Period occurring prior to such payment.

(e) For purposes of this Section, a “Qualifying Termination” shall mean a termination of employment within thirty six months following a Change in Control (i) by the Corporation other than for gross negligence or deliberate misconduct which demonstrably harms the Corporation or (ii) by the Participant for Good Reason.

(f) For purposes of Sections 9(b), (c) and (d) hereof, (i) no Option, RSU, Performance Award or Qualified Performance Award shall be treated as “continued or converted” on a basis consistent with the requirements of Sections 9(b)(i), (c)(i) or (d)(i), as applicable, unless the stock underlying such Award after such continuation or conversion consists of securities of a class that is widely held and publicly traded on a U.S. national securities exchange, and (ii) no Performance Award or Qualified Performance Award will be treated as “continued or converted” on a basis consistent with the requirements described in Section 9(d)(i) unless the performance conditions applicable to a Participant’s earning of the Award are practicably susceptible of continuing measurement following the Change in Control transaction and do not effectively increase the performance required to be achieved in order for the Participant to earn any portion or level of Award.

(g) If the implementation of any of the foregoing provisions of this Section 9 would cause a Participant to incur adverse tax consequences under Section 409A of the Code, the implementation of such provision shall be delayed until the first date on which such implementation would not cause any adverse tax consequences under Section 409A.

(h) The preceding subsections (a) through (f) of this Section 9 shall apply notwithstanding any other provision of the Plan to the contrary, unless the Committee shall have expressly provided in any applicable Award for different provisions to apply in the event of a Change in Control. For the avoidance of doubt, any such different provisions may be more or less favorable to either of the parties to the Award, but if the application of such different provisions is unclear, uncertain or ambiguous, the provisions of this Section 9 shall govern.

SECTION 10. QUALIFIED PERFORMANCE AWARDS

(a) Notwithstanding any other provision of the Plan, if the Committee determines at the time an Award is granted to a Participant who is then an executive officer of the Corporation that such Participant is, or is likely to be a Covered Employee as of the end of the tax year in which the Corporation would ordinarily claim a tax deduction in connection with such Award, then the Committee may provide that this Section 10 is applicable to such Award.

(b) If an Award is subject to this Section10, then the lapsing of restrictions thereon and the distribution of cash, Shares, or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of Performance Criteria as described in Section 15(t). Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, and the regulations hereunder.

(c) When establishing performance goals for a Performance Period, the Committee may exclude any or all “extraordinary items” as determined under U.S. generally accepted accounting principles plus, without limitation, the charges or costs associated with restructurings of the Corporation, discontinued operations, other unusual or non-recurring items, and the cumulative effects of accounting changes. The Committee may also adjust the performance goals for any Performance Period as it deems equitable in recognition of unusual or non-recurring events affecting the Corporation, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.

(d) Following determination of the final payout percentage, the Committee may make negative adjustments to Qualified Performance Awards to reflect individual performance or such other facts and circumstances as the Committee deems appropriate during such period. Prior to payment, the Committee shall certify in writing that the applicable performance goal, and other conditions relating to said Award under this Section 10, has been satisfied. The amount related to any Award under this section paid to any Participant with respect to the Performance Period shall not exceed $10 million if the Award is denominated in cash, or 250,000 Shares if denominated in stock.

SECTION 11. AMENDMENTS AND TERMINATION

(a) The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however; that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) stockholder approval if such approval is necessary to comply with the rules of the New York Stock Exchange, or (ii) following a Change in Control, the consent of the affected Participant, if such action would materially impair the rights of such Participant under any outstanding Award. For the avoidance of doubt, the provisions of Section 15(c) may be amended by the Board if necessary or desirable to be compliant or consistent with, or to avoid adverse consequences to Participants under Section 409A of the Code.

(b) The Committee may delegate to another committee, as it may appoint, the authority to take any action consistent with the terms of the Plan, either before or after an Award has been granted, which such other committee deems necessary or advisable to comply with any governmental laws or regulatory requirements of a foreign country, including, but not limited to, modifying or amending the terms and conditions governing any Awards, or establishing any local country plans as sub-plans to this Plan. In addition, under all circumstances, the Committee may make non-substantive administrative changes to the Plan so as to conform with or take advantage of governmental requirements, statutes or regulations.

(c) The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall (i) following a Change in Control, materially impair the rights of any Participant without his or her consent or (ii) except for adjustments made pursuant to Section 3(c) or in connection with Substitute Awards, reduce the exercise price of an outstanding Option or cancel or amend an outstanding Option for the purpose of re-pricing, replacing or re-granting such Option with an exercise price that is less than the exercise price of the original Option without stockholder approval. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option.

(d) Notwithstanding anything in this Plan to the contrary, any award of cash, stock, Options (or otherwise) made to a Participant under this Plan is subject to being called for repayment to the Corporation in any situation where the Board of Directors or a committee thereof determines that fraud, negligence, or intentional misconduct by the Participant was a significant contributing factor to the Corporation having to restate all or a portion of its financial statement(s). The determination regarding Employee conduct and repayment under this provision shall be within the sole discretion of the Committee and shall be final and binding on the Participant and the Corporation.

SECTION 12. DIVIDENDS

(a) Subject to the provisions of the Plan, the recipient of an Award (including, without limitation, any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash or stock dividends, or cash payments in amounts equivalent to cash or stock dividends on Shares with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. With respect to any dividend or other distribution on any Shares, the Committee may, in its discretion, authorize current or deferred payments (payable in cash or stock or a combination thereof, as determined by the Committee) or appropriate adjustments to an outstanding Award to reflect such dividend or distribution.

(b) Except as specifically provided at the time of the Award grant, no holder of any Award shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to the Award prior to becoming the record owner of such Shares.

SECTION 13. GENERAL PROVISIONS

(a) (i) An Award may not be sold, exercised, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. (ii) A Participant holding an Award under this Plan may make a written designation of beneficiary or beneficiaries on a form prescribed by and filed with the Secretary of the Committee. In the event of the death or legal incapacity of the Participant, such beneficiary or beneficiaries or, if no such designation of any beneficiary or beneficiaries has been made, the Participant’s legal representative(s) or such other person(s) entitled thereto as determined by a court of competent jurisdiction, (A) may exercise, in accordance with and subject to the provisions of Section 6 any unterminated and unexpired Option granted to such Participant and (B) receive payment, in accordance with and subject to the provisions of Sections 7 or 8, respectively, pursuant to the vesting of all or any portion of an RSU award, or Performance Award. A designation of beneficiary may be replaced by a new designation or may be revoked by the Participant at any time.

(b) No Employee shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award. Neither the Award nor any benefits arising out of this Plan shall constitute part of a Participant’s employment or service contract with the Corporation or any Subsidiary and, accordingly, this Plan and the benefits hereunder may be terminated at any time in the sole discretion of the Corporation without giving rise to liability on the part of the Corporation or any Subsidiary for severance payments. The Awards under this Plan are not intended to be treated as compensation for any purpose under any other Corporation plan.

(c) No Employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants under the Plan.

(d) Nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment or service contract or confer or be deemed to confer on any Employee or Participant any right to continue in the employ or service of, or to continue any other relationship with, the Corporation or any Subsidiary or limit in any way the right of the Corporation or any Subsidiary to terminate an Employee’s employment or a Participant’s service at any time, with or without cause.

(e) All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(f) No Award granted hereunder shall be construed as an offer to sell securities of the Corporation, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would comply with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.

(g) The Corporation and its Subsidiaries shall be authorized to withhold from any Award granted or payment due under the Plan the amount of withholding taxes due in respect of an Award or payment hereunder and to take such other action as may be necessary in the opinion of the Corporation or its Subsidiaries to satisfy all obligations for the payment of such taxes. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by delivery of or transfer of Shares to the Corporation (to the extent the Participant has owned the surrendered Shares for less than six months, then only up to the Participant’s statutory minimum required tax withholding rate), or by directing the Corporation to retain Shares (up to the Participant’s statutory minimum required tax withholding rate) otherwise deliverable in connection with the Award.

(h) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

(i) To the extent determined by the Committee, any Subsidiary may have a separate long-term incentive plan or program. The Committee shall have exclusive jurisdiction and sole discretion to approve or disapprove any such plan or program and, from time to time, to amend, modify, or suspend any such plan or program. Individuals eligible for grants under any such plan or program shall not be considered Participants eligible for grants under this Plan, unless otherwise determined by the Committee. No provision of any such plan or program shall be included in or considered a part of this Plan, unless otherwise determined by the Committee.

(j) The provisions of the Plan shall be construed, regulated and administered according to the laws of the State of Delaware without giving effect to principles of conflicts of law, except to the extent superseded by any controlling Federal statute.

(k) If any provision of the Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

(l) Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy; provided, however, that amendments deemed necessary under this Section 13(l) may not be made without stockholder approval or Participant approval, if such approval is required by Section 11. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Corporation’s obligation with respect to tax equalization for Employees on assignments outside their home country.

(m) For purposes of this Plan, a qualifying leave of absence shall not constitute a termination of employment, except that an Option shall not be exercisable during a leave of absence granted a Participant for civilian local, state, provincial, or federal government service other than military service. If approved by the Committee in its sole discretion, a Participant’s absence or leave because of military or governmental service, disability or other reason shall not be considered an interruption of employment for any purpose under the Plan.

(n) If the Corporation shall have any unpaid claim against the Participant arising out of or in connection with such Participant’s employment with the Corporation, such claim may be offset against Awards under this Plan. Such claim may include, but is not limited to, unpaid taxes, the obligation to pay gains pursuant to Section 6, or corporate business credit card charges.

(o) Notwithstanding any provision of this Plan, no Plan elections, modifications or distributions will be allowed or implemented if they would cause an otherwise eligible Plan Participant to be subject to tax (including interest and penalties) under Section 409A of the Code.

SECTION 14. TERM OF PLAN

The Plan shall terminate on May 31, 2012, unless sooner terminated by the Board pursuant to Section 11.

SECTION 15. DEFINITIONS

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Award” shall mean any award hereunder of Options, Restricted Stock Units, Performance Awards or Qualified Performance Awards.

(b) “Board” shall mean the Board of Directors of the Corporation.

(c) “Change in Control” shall mean the occurrence of any one of the following:

(i) any “person” or “group” as those terms are used in the Exchange Act, other than any employee benefit plan of GM or a trustee or other administrator or fiduciary holding securities under an employee benefit plan of the Corporation, is or becomes the current beneficial owner, within the meaning of Rules 13d-3 and 13d-5 promulgated under the Exchange Act, of GM securities representing in the aggregate 20% or more of the combined voting power of GM’s then outstanding securities entitled to vote in general matters coming before stockholders of the Corporation, whether in a meeting or otherwise; provided, however, that the provisions of this subsection (c) are not intended to apply to or include as a Change in Control any transaction that is specifically excepted from the definition of Change in Control under subsection (iii) below.

In the event that the application of this subsection (c) to an occurrence that has taken place or may take place raises interpretive issues regarding the foregoing definitions of “person,” and “group,” a duly adopted resolution of the Board of Directors of the Corporation or the Directors & Corporate Governance Committee, or a successor thereof, determining that a Change in Control, as defined in this subsection (c), has occurred or will occur shall be final, binding and conclusive for all purposes under the terms of this Plan, and no revocation of that decision, rescission of that resolution or change to the terms hereof shall alter the effect of the resolution of the Board of Directors that such occurrence does or will constitute a Change in Control, unless the effect of such rescission, revocation, change, or alteration shall not have an adverse effect on Employees covered by this Plan to the extent they have benefited or will benefit by reason of such resolution;

      (ii) during any two-year period, Incumbent Directors, as hereinafter defined, cease for any reason to constitute a majority of the Board. For purposes of this paragraph, “Incumbent Director” shall mean the directors of the Corporation on the Effective Date and any new directors whose election by the Board or nomination for election by the Corporation’s stockholders was approved by at least two-thirds of the directors still in office who were Incumbent Directors (including individuals whose appointment or election to office after the Effective Date satisfied the requirements of this paragraph); provided, however, that, notwithstanding the foregoing, no individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 or Regulation 14A promulgated under the Exchange Act or successor statutes or rules containing analogous concepts) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or “person” other than the Board, shall in any event be considered to be an Incumbent Director;

      (iii) GM merges, consolidates or combines with any other corporation or other entity, other than a merger, consolidation, combination or any similar transaction, without regard to the form thereof, (A) that would result in all or a portion of the voting securities of GM outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or parent entity thereof) securities representing more than 50% of the combined voting power of the voting securities of GM or such surviving entity (or parent entity thereof) outstanding immediately after such merger or consolidation and (B) by which the corporate existence of GM is not affected and following which GM’s chief executive officer would retain his or her position with GM and the GM directors would remain on the Board of the Corporation and constitute a majority thereof; provided, however, that if GM is not the ultimate parent of the controlled group of which it is a member, references to GM in clause (ii) of this subsection shall be deemed to refer to such ultimate parent of the Corporation or its successor;

      (iv) GM sells or otherwise disposes of all or substantially all of its assets; or

      (v) The stockholders of the Corporation approve a plan of complete liquidation of GM.

(d) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, and any reference to any section of the Code shall also include any successor provision thereto.

(e) “Committee” shall mean the Executive Compensation Committee of the Board, its named successor, or such other persons or committee to whom the Board has delegated any authority, as may be appropriate.

(f) “Corporation” of “GM” shall mean General Motors Corporation, a Delaware corporation.

(g) “Covered Employee” shall mean a “covered employee” within the meaning of Section 162(m)(3) of the Code.

(h) “Director” shall mean a member of the Board.

(i) “Effective Date” shall mean June 5, 2007, the date this Plan is effective.

(j) “Employees”

      (1) Shall mean persons (A) who are employed by the Corporation or any Subsidiary, including employees who are also Directors of the Corporation or any such Subsidiary, or (B) who accept (or previously have accepted) employment, at the request of the Corporation, with any entity not described in (A) above but in which the Corporation has, directly or indirectly, a substantial ownership interest. The rights reserved herein shall, among other things, permit the Committee to determine when, and to what extent, individuals otherwise eligible for consideration shall become or cease to be, as the case may be, Employees for purposes of this Plan and to determine when, and under what circumstances, any individual shall be considered to have terminated employment for purposes of this Plan. To the extent determined by the Committee, the term Employees shall be deemed to include former Employees and any beneficiaries thereof; and,

      (2) Shall not include the following classes of individuals, regardless of whether the individual is a common-law employee of the Corporation: (A) any individual who provides services to the Corporation where there is an agreement with a separate company under which the services are provided. Such individuals are commonly referred to by the Corporation as “contract employees”, “contract workers” or “bundled-services workers or employees”; (B) any individual who has signed an independent contractor agreement, consulting agreement, or other similar personal service contract with the Corporation; (C) any individual that the Corporation classifies as an independent contractor, consultant, contract employee, contract worker, or bundled services worker or employee during the period the individual is so classified by the Corporation.

(k) “Employer” shall mean, as applicable to any Participant, the Corporation or Subsidiary that employs the Participant.

(l) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(m) “Fair Market Value” shall mean, with respect to Shares, as of any date, the average of the high and low trading prices for the Shares as reported on the New York Stock Exchange Composite Tape for that date or, if no such prices are reported for that date, the average of the high and low trading prices on the immediately preceding date for which such prices were reported, unless the Committee shall have determined to apply another method of ascertaining Fair Market Value.

(n) “Good Reason” for termination by the Participant of the Participant’s employment shall mean the occurrence (without the Participant’s express written consent) of any one of the following acts by the employer, or failures by the Employer to act, following the occurrence of a Change in Control:

(1) a significant adverse change in the Participant’s authority, duties, responsibilities or position from those in effect immediately prior to the Change in Control; provided that, notwithstanding the foregoing, the following are not “Good Reason”: (A) an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Employer promptly after receipt of notice thereof given by the Participant, or (B) for employees below the executive vice president level, a change of less than two levels in the position to which the Participant reports, or (C) a change in the person to whom the Participant reports:

(2) a reduction in the Participant’s annual base salary as in effect immediately prior to the Change in Control or as the same may be increased from time to time following the Change in Control, or a reduction in the level of the Participant’s incentive opportunity under the incentive plans as in effect immediately prior to the Change in Control or as the same may be increased from time to time following the Change in Control;

(3) the Employer’s requiring the Participant to change the principal workplace location at which the Participant is based to a location that is greater than 50 miles distant from such Participant’s principal workplace location immediately prior to the date of such change of location;

(4) the failure by the Corporation or the Employer (as applicable) to pay to the Participant (A) any portion of the Participant’s annual base salary, (B) any awards earned pursuant to the Incentive Plans or (C) any portion of an installment of deferred compensation under any deferred compensation program of the Corporation or any of its Subsidiaries, in each case within seven days of the date such compensation is due;

(5) the failure by the Corporation or the Employer (as applicable) to continue in effect any compensation plan or program in which the Participant participates immediately prior to the Change in Control and which is material to the Participant’s total compensation, including, without limitation, the Incentive Plans or any plans or programs adopted in substitution thereof prior to the Change in Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan or program) has been made with respect to such plan or program, or the failure by the Corporation or the Employer (as applicable) to continue the Participant’s participation therein (or in such substitute or alternative plan or program) on a basis not materially less favorable, both in terms of the amount of opportunities provided and the level of the Participant’s participation relative to other positions, as existed at the time of the Change in Control;

(6) the failure by the Corporation or the Employer (as applicable) to continue to provide the Participant with benefits substantially similar to those enjoyed by the Participant in the aggregate under any of the Corporation’s or the Employer’s (as applicable) pension and retirement, fringe benefit and welfare plans, including life insurance, medical, health and accident, disability, and vacation plans and programs in which the Participant participates immediately prior to the Change in Control or the taking of any action by the Corporation or the Employer (as applicable) which would directly or indirectly materially reduce any of such benefits or deprive the Participant of any material fringe benefits enjoyed by the Participant immediately prior to the Change in Control;

(7) the failure by the Corporation or the Employer (as applicable) to continue to provide the Participant with indemnification and insurance coverage under the Corporation’s Certificate of Incorporation, Bylaws and any applicable agreement to which the Participant is a party or of which the Participant is a beneficiary, which is substantially the same as that enjoyed by the Participant under any such instruments or arrangements immediately prior to the Change in Control;

(8) the failure of the Corporation to obtain a satisfactory agreement from any successor to assume and agree to perform this Plan; or

(9) any purported termination of the Participant’s employment by the Corporation or the Employer (as applicable) which is not effected pursuant to a Notice of Termination.

      The Participant’s right to terminate the Participant’s employment for Good Reason shall not be affected by the Participant’s incapacity due to physical or mental illness.

      The Participant’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder. Notwithstanding the foregoing, the occurrence of an event that would otherwise constitute Good Reason hereunder shall cease to be an event constituting Good Reason if (x) the Participant fails to provide the Corporation with notice of the occurrence of any of foregoing within the ninety-day period immediately following the date on which the Participant first becomes aware (or reasonably should have become aware) of the occurrence of such event, (y) the Participant fails to provide the Corporation with a period of at least thirty days from the date of such notice to cure such event prior to terminating his or her employment for Good Reason or (z) Notice of Termination is not provided to the Corporation by the Participant within ninety days following the day on which the thirty-day period set forth in the preceding clause (y) expires; provided, that the notice period required by clause (y) and referred to in clause (z) shall end two days prior to the third anniversary of the Change in Control in the event that the third anniversary of the Change in Control would occur during such thirty-day period

(o) “Incentive Stock Option” shall mean an Option granted under Section 6 that is intended to meet the requirements of Section 422 of the Code.

(p) “Nonqualified Stock Option” shall mean an Option granted under Section 6 that is not intended to be an Incentive Stock Option.

(q) “Notice of Termination” shall mean a notice that indicates the basis for any termination of employment and sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of a participant’s employment.

(r) “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods, as the Committee shall determine.

(s) “Participant” shall mean an Employee who is selected by the Committee or the Board from time to time in its sole discretion to receive an Award under the Plan.

(t) “Performance Award” shall mean any grant pursuant to Section 8.

(u) “Performance Criteria” shall mean the specific measures for each Qualified Performance Award established by the Committee at the time of such grant. In creating these measures, the Committee may establish the specific goals based upon or relating to one or more of the following business criteria: asset turnover, cash flow, contribution margin, cost objectives, cost reduction, earnings per share, economic value added, increase in customer base, inventory turnover, market price appreciation of the Corporation’s Shares, market share, net income, net income margin, operating profit margin, pre-tax income, productivity, profit margin, quality, warranty, return on assets, return on net assets, return on capital, return on equity, revenue, revenue growth, and/or total shareholder return. The business criteria may be expressed in absolute terms or relative to the performance of other companies or to an index.

(v) “Performance Period” shall mean that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

(w) “Person” mean any individual, corporation, partnership, association, limited liability corporation, joint-stock corporation, trust, unincorporated organization or government or political subdivision thereof, including any Employee or Participant of the Corporation and its Subsidiaries.

(x) “Qualified Performance Award” shall mean any Award that complies with the provisions of Section 10.

(y) “Restricted Stock Unit” (“RSU”) shall mean any grant pursuant to Section 7.

(z) “Shares” shall mean shares of General Motors Stock, $1 2/3 par value.

(aa) “Subsidiary” shall mean (A) a corporation of which capital stock having ordinary voting power to elect a majority of the board of directors of such corporation is owned, directly or indirectly, by the Corporation or (B) any unincorporated entity in respect of which the Corporation can exercise, directly or indirectly, comparable control.

(bb) “Substitute Awards” shall mean Awards granted in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a corporation acquired by the Corporation or with which the Corporation combines.

2007 ANNUAL MEETING Hotel du Pont 11th and Market Streets Wilmington, Delaware

 General Directions

From Philadelphia on I-95 South

1. Take I-95 South to Exit 7A marked “52 South, Delaware Avenue.”

2. Follow 11th Street in the middle lane through six traffic lights. Hotel du Pont is on the right.

From Baltimore on I-95 North

1. Follow I-95 North to Wilmington, take Exit 7 marked “Route 52, Delaware Avenue.”

2. From right lane, take Exit 7 onto Adams Street.

3. At the third traffic light, turn right onto 11th Street.

4. Follow 11th Street in the middle lane through six traffic lights. Hotel du Pont is on the right.

Stockholders and guests are responsible for their parking. Self-parking is available at Hotel du Pont Car Park located on Orange Street near the corner of 12th Street. Valet parking is available at the hotel entrance.

Results of the Annual Meeting
Final certified results of voting at the annual meeting will be available on GM’s Web site, www.gm.com

Visit GM on the Internet
Explore the world of General Motors products and services on our Web site, www.gm.com. From the home page, you can access our many brand Web sites to discover the GM product or service that’s just right for you.

002CS10396

  Printed on recycled paper

2007 Annual Meeting Admission Ticket This ticket will admit stockholder and one guest. (See reverse side.)
000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

Internet and Telephone Voting Instructions
Instead of voting by mail, you may choose one of the two
following voting methods to vote your proxy.

INTERNET
∙ Log on to the Internet and go to
  www.investorvote.com/gm
∙ Follow the steps outlined on the secured Web site.

TELEPHONE

∙ Call toll-free 800-652-8683. Outside the United States,

  Canada, or Puerto Rico, call 781-575-2300.

∙ Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy/Voting Instruction Card	123456	C0123456789	12345

êDETACH HERE IF YOU ARE RETURNING YOUR PROXY/VOTING INSTRUCTION CARD BY MAIL.ê

GM Proposals — The Board of Directors recommends a vote FOR Items 1-4. This proxy/voting instruction card will be voted “FOR” Items 1-4 if no choice is specified.

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1. Election of Directors:	01 - P. N. Barnevik	02- E. B. Bowles	03- J. H. Bryan
	04 - A. M. Codina	05- G. M.C. Fisher	06- K. Katen
	07 - K. Kresa	08- E. J. Kullman	09- P. A. Laskawy
	10 - E. Pfeiffer	11- G. R. Wagoner, Jr.

☐	Mark here to vote FOR all nominees
☐	Mark here to WITHHOLD vote from all nominees	01	02	03	04	05	06	07	08	09	10	11
☐	For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	☐	☐	☐	☐	☐	☐	☐	☐	☐	☐	☐

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
2. Ratification of Selection of Deloitte & Touche for Year 2007	☐	☐	☐	3. 2007 Annual Incentive Plan	☐	☐	☐	4. 2007 Long-Term Incentive Plan	☐	☐	☐

Stockholder Proposals — The Board of Directors recommends a vote AGAINST Items 5-14.

This proxy/voting instruction card will be voted “AGAINST” Items 5-14 if no choice is specified.

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
5. Disclosure of Political Contributions	☐	☐	☐	6. Limit on Directorships of GM Board Members	☐	☐	☐	7. Greenhouse Gas Emissions	☐	☐	☐
8. Cumulative Voting	☐	☐	☐	9. Stockholder Approval of a “Poison Pill”	☐	☐	☐	10. Special Stockholder Meetings	☐	☐	☐
11. Performance-Based Equity Compensation	☐	☐	☐	12. Recouping Unearned Incentive Bonuses	☐	☐	☐	13. Optimum Board Size	☐	☐	☐
14. Simple Majority Vote	☐	☐	☐

If you are voting by mail, you must date and sign in appropriate boxes on reverse side.

■	C 1234567890 J N T 1 U P X 0 1 2 2 7 1 3	+

2007 Annual Meeting of Stockholders Admission Ticket Tuesday, June 5, 2007, 9 a.m. local time Hotel du Pont, 11th and Market Streets, Wilmington, Delaware

General Directions

From Philadelphia on I-95 South

1. Take I-95 South to Exit 7A marked “52 South, Delaware Avenue.”

2. Follow 11th Street in the middle lane through six traffic lights.
Hotel du Pont is on the right.

From Baltimore on I-95 North

1. Follow I-95 North to Wilmington, take Exit 7 marked “Route 52, Delaware Avenue.”

2. From right lane, take Exit 7 onto Adams Street.

3. At third traffic light, turn right onto 11th Street.

4. Follow 11th Street in the middle lane through six traffic lights. Hotel du Pont is on the right.

Please present this ticket and government-issued photograph identification for admission to the meeting.

Stockholders and guests are responsible for their parking. Self-parking is available at Hotel du Pont Car Park located on Orange Street near the corner of 12th Street. Valet parking is available at the hotel entrance

êDETACH HERE IF YOU ARE RETURNING YOUR PROXY/VOTING INSTRUCTION CARD BY MAIL.ê

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General Motors Corporation Proxy/Voting Instruction Card

Proxy Solicited by Board of Directors for Annual Meeting of Stockholders

Hotel du Pont, 11th and Market Streets, Wilmington, Delaware

Tuesday, June 5, 2007, 9 a.m. local time

The undersigned authorizes G. Richard Wagoner, Jr., Frederick A. Henderson, and Robert A. Lutz, and each of them as the Proxy Committee, to vote the Common Stock of the undersigned upon the nominees for Directors: (01) P. N. Barnevik, (02) E. B. Bowles, (03) J. H. Bryan, (04) A. M. Codina, (05) G. M.C. Fisher, (06) K. Katen, (07) K. Kresa, (08) E. J. Kullman, (09) P. A. Laskawy, (10) E. Pfeiffer, and (11) G. R. Wagoner, Jr.*, upon the other Items shown on the reverse side, which are described on the pages identified in the Table of Contents to the Proxy Statement; and upon all other matters which may come before the 2007 Annual Meeting of Stockholders of General Motors Corporation, or any adjournment thereof.

This card also provides voting instructions for the shares held in various employee savings plans as described in the Proxy Statement. If your registrations are not identical, you may receive more than one set of proxy materials. Please sign, date, and return all proxy cards you receive.

You are encouraged to specify your choices by marking the appropriate boxes (see reverse side), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations; just sign, date, and return this proxy in the enclosed envelope.

Please see the reverse side for Internet and telephone voting instructions.

*Numbers refer to Director nominee voting codes.

Authorized Signature(s)

You must date and sign exactly as name(s) appears on reverse side. Multiple owners must all sign. When signing as attorney, executor, administrator, trustee, guardian, custodian, or in any other representative capacity, give full title. Please keep signature(s) within the box(es).

Date (mm/dd/yyyy)	Signature 1	Signature 2 — All other stockholders on account
/ /
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Your Vote Is Important

Each year, General Motors provides annual meeting materials to its stockholders and asks them to vote on the items described in the proxy statement.

In the near future, it may become even more important for you to be sure that your shares are voted. If your shares are held through a stock brokerage firm, your brokers have been able to vote your shares on your behalf on certain items like the election of directors, even if you fail to give them instructions by sending the card that comes with your proxy statement or by using the Internet or telephone methods provided. Now, however, the New York Stock Exchange is contemplating eliminating this discretionary voting by brokers in the next proxy season. If it does, your shares will not be voted unless you give instructions to your brokers.

So stay engaged with your investment and be sure that your shares are voted. And when you do, choose the cost-efficient Internet or telephone methods. Just follow the directions in the enclosed proxy statement.